SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [__]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[_] Confidential. For use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AGRIBRANDS INTERNATIONAL INC.
                  --------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                  --------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[X]  Fee paid previously with preliminary materials:

          $106,971

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

[GRAPHIC OMITTED]

                         Agribrands International, Inc.
                             9811 South Forty Drive
                            St. Louis, Missouri 63124


Dear Shareholder:


     We will hold a special meeting of the shareholders of Agribrands International, Inc. on Thursday, April 26, 2001 at 10:00 am Central Daylight
Time at the offices of Agribrands, 9811 South Forty Drive, St. Louis, Missouri 63124, to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of December 1, 2000, by and among Cargill, Incorporated, a Delaware corporation, Agribrands and Abacus Acquisition, Corp., a Missouri corporation and wholly-owned subsidiary of Cargill. Under the Merger Agreement:


     o    Abacus will merge with and into Agribrands;

     o Agribrands will continue as the surviving corporation and will become a wholly-owned subsidiary of Cargill; and

     o each share of Agribrands common stock issued and outstanding at the effective time of the merger (other than shares held by Agribrands shareholders who properly exercise their dissenters' rights under Missouri law) will be converted into the right to receive $54.50 per share in cash, without interest.

     Under the General and Business Corporation Law of Missouri, the affirmative vote of holders of at least two-thirds of the outstanding shares of Agribrands common stock is necessary to approve the merger.

     Attached is a Notice of Special Meeting of Shareholders and a proxy statement containing a discussion of the background of, reasons for and terms of the merger. Please read this material carefully.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. YOUR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER WITH CARGILL.

     If you attend the special meeting, you may withdraw your proxy and vote in person if you wish. Your vote is important regardless of the number of shares you own.


AGRIBRANDS INTERNATIONAL, INC.

WILLIAM P. STIRITZ

William P. Stiritz
Chairman, Chief Executive Officer and President



     This proxy statement is dated March 16, 2001, and is first being mailed to shareholders of Agribrands on or about March 21, 2001.

                         Agribrands International, Inc.
                             9811 South Forty Drive
                            St. Louis, Missouri 63124


              Notice of Special Meeting of Agribrands Shareholders
                      Thursday, April 26, 2001 at 10:00 am
                          at the offices of Agribrands,
                9811 South Forty Drive, St. Louis, Missouri 63124


To the shareholders of Agribrands International, Inc.:


We will hold a special meeting of the shareholders of Agribrands International, Inc. on April 26, 2001 at 10:00 a.m. Central Daylight Time at the offices of Agribrands, 9811 South Forty Drive, St. Louis, Missouri 63124 for the following purpose:


     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated December 1, 2000 by and among Cargill, Incorporated, Abacus Acquisition Corp., a wholly-owned subsidiary of Cargill, and Agribrands pursuant to which Abacus will merge with and into Agribrands, and Agribrands will become a wholly-owned subsidiary of Cargill as a result of the merger; and

     2. To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting including, without limitation, potential adjournments or postponements for the purpose of soliciting additional proxies in order to approve proposal No. 1.


The proposed merger is described in the attached proxy statement. Holders of record of Agribrands common stock at the close of business on March 16, 2001, the record date, are entitled to vote at the special meeting and any adjournments or postponements of the special meeting. The approval of the merger will require the affirmative vote of the holders of two-thirds of the shares of Agribrands common stock outstanding on the record date.


Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meeting. To vote your shares, you should complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your bank or broker on how to vote your shares. In almost all cases, if you do not vote or do not instruct your broker or bank on how to vote, it will have the same effect as voting against the merger.



By Order of the Board of Directors,

AGRIBRANDS INTERNATIONAL, INC.

MICHAEL J. COSTELLO

Michael J. Costello
General Counsel and Secretary


March 16, 2001

                                TABLE OF CONTENTS


Questions and Answers About The Merger.........................................1
Summary........................................................................3
  The Companies................................................................3
  The Special Meeting..........................................................3
  Information About The Merger.................................................4
  Comparative Market Information:..............................................4
  The Merger Agreement.........................................................5
Agribrands Selected Historical Financial Data..................................6
Forward Looking Statements.....................................................7
Introduction...................................................................8
The Special Meeting............................................................8
  Date, Time and Place of The Special Meeting..................................8
  Purpose of The Special Meeting...............................................8
  Shareholder Record Date, Outstanding Shares and Voting Rights................8
  Vote Required for Approval of The Merger Agreement; Quorum...................8
  Proxies, Abstentions, and Related Matters....................................8
  Revoking A Proxy.............................................................9
  Voting In Person.............................................................9
  Other Matters At The Special Meeting.........................................9
  Costs of Solicitation........................................................9
The Merger....................................................................10
  Background of The Transaction...............................................10
  Agribrands' Reasons for The Merger..........................................16
  Merger Financing............................................................18
  Interests of Certain Persons In The Merger; Possible Conflicts of
    Interest..................................................................18
  Indemnification of Directors and officers...................................20
  Amendment to Agribrands Rights Agreement....................................20
  Opinion of Financial Advisor................................................20
  Completion of The Merger....................................................25
  Structure of The Merger and Conversion of Agribrands Stock..................25
  Exchange of Stock Certificates Or Shares In Book Entry form for Cash........25
  Treatment of Agribrands Stock Options and Other Equity Based Awards.........25
  Material United States Federal Income Tax Consequences of The Merger........26
  Governmental Approvals......................................................27
  Dissenters' Rights..........................................................28
  Delisting and Deregistration of Agribrands Common Stock After The
    Merger....................................................................29
  Shareholder Lawsuit Challenging The Ralcorp Merger..........................29
  Ownership by Principal Holders, Members of The Board of Directors
    and Management............................................................29
  The Merger Agreement........................................................31
  Conditions to The Merger....................................................31
  No Other Transactions Involving Agribrands..................................33
  Termination.................................................................34
  Termination Fee.............................................................34
  Representations and Warranties..............................................35
  Covenants...................................................................35
Independent Public Accountants................................................35
Other Matters.................................................................35
No Annual Shareholder Meeting.................................................35
Shareholder Proposals.........................................................36
Where You Can Find More Information...........................................36



       Merger Agreement.......................................Annex A
       Opinion of Wasserstein Perella & Co., Inc. ............Annex B
       Section 351.455, Missouri Revised Statutes.............Annex C

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q    What will happen in the merger?

A. A subsidiary of Cargill will merge with and into Agribrands. Agribrands will continue as the surviving corporation and will become a wholly-owned subsidiary of Cargill.


Q:   What will I receive in the merger?

A. You will receive $54.50 in cash, without interest, for each share of Agribrands common stock you own, unless you exercise dissenters' rights. For example, if you own 100 shares of Agribrands common stock, upon completion of the merger, you will receive $5,450 in cash.

Q    What are the advantages of the merger to me?

A. You will receive an immediate cash premium for your shares of Agribrands common stock that you may not otherwise receive in the future. The merger consideration of $54.50 per share represents a 24% premium over the $43.81 closing price on December 1, 2000, the business day prior to our announcement of the proposed merger with Cargill, and a 50.3% premium over the $36.25 closing price on August 7, 2000, the business day prior to the announcement of our earlier proposed merger with Ralcorp Holdings, Inc.

Q    What are the disadvantages of the merger to me?

A. You will not have the opportunity to participate in any future increase in Agribrands' value, but you will also not bear the risk of any decrease in Agribrands' value. In addition, your receipt of the merger consideration will be taxable to you. Generally, you will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your shares and the amount of cash you receive in the merger.

Q.   What do I need to do now?

A. After carefully reading and considering the information contained in this proxy statement, please respond by completing, signing and dating your proxy card and returning it in the enclosed envelope as soon as possible so that your shares may be represented at the special meeting.

Q.   What if I don't vote?

A. If you fail to respond, it will have the same effect as a vote against the merger. If you return a signed proxy card but do not indicate how you want to vote, your shares will be treated as present at the special meeting for purposes of determining whether we satisfied the quorum requirement and your proxy will be counted as a vote in favor of the merger. If you abstain from voting, your shares will be treated as present for quorum purposes but your abstention will have the same effect as a vote against the merger.

Q.   How do I vote my shares held by a broker or bank?


A. Your broker or bank will provide you with instructions on how to vote via vote instruction form, telephone or the Internet. If you have any concerns on how to vote such shares, please contact your broker or bank.


Q.   Can I change my vote after I have delivered my proxy?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

          o    you can revoke your proxy;

          o    you can submit a new proxy; or

          o if you are a holder of record, you can attend the special meeting and vote in person.

     If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of Agribrands before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. If you submit your proxy, you can change your vote by submitting a new proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

Q. Do I need to have share certificates to vote or receive the merger consideration?

A. No. Most Agribrands shareholders hold their shares in book entry form. If you hold your shares in book entry form, you received a share account statement with the number of shares in your account from Continental Stock Transfer & Trust Company, our transfer agent and registrar, at the time of our spin-off from Ralston Purina. All shareholders should receive a proxy card which indicates the number of shares you hold and may vote. If the merger is approved and we complete the merger, the paying agent will pay you the merger consideration based upon the number of shares in your account, unless you exercise your rights to dissent from the merger.

Q.   Should I send in my stock certificates now?

A. No. If you have requested and hold your shares in certificated form, then, after the merger is completed, you will receive written instructions from the paying agent on how to obtain the merger consideration. Please do not send in your stock certificates with your proxy card. As noted above, if you hold your shares in book entry form, it will not be necessary to submit a stock certificate to receive the merger consideration.

Q.   Who can help answer my questions?

A. If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

                    Georgeson Shareholder Communications Inc.
                    17 State Street, 10th Floor
                    New York, New York  10004-1501
                    Telephone:  1-800-223-2064 or 1-212-440-9800

     Also, you may contact the company directly:

                     Agribrands International, Inc.
                     Shareholder Relations
                     9811 South Forty Dr.
                     St. Louis, Missouri 63124-1103
                     1-314-812-0590

                                    SUMMARY

     You should carefully read this entire proxy statement and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement, including the Agreement and Plan of Merger which is attached as Annex A. In addition, we incorporate by reference important business and financial information about Agribrands into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 36 of this proxy statement.

The Companies

Agribrands International, Inc. (NYSE:AGX)
9811 South Forty Drive
St. Louis, Missouri 63124-1103
(314) 812-0500
http://www.agribrands.com*

     Agribrands is a leader in the development and sale of animal feed as well as other products critical to animal nutrition. Substantially all Agribrands products are made and are sold outside of the United States. Our agricultural products are predominantly value-added premium offerings and are generally marketed outside of the United States under the "Purina"(R) and "Chow"(R) trademarks and the "Checkerboard"(R) logo, and product names such as "Omolene"(R), "Hi-Octane"(R) and "Promote"(R).

Cargill, Incorporated
15407 McGinty Road, West
Wayzata, Minnesota 55391
(952) 742-7575
http://www.cargill.com*

     Cargill  is  a  privately-owned   international  marketer,   processor  and
distributor of agricultural, food, financial and industrial products and services with 85,000 employees in 60 countries. Cargill provides distinctive customer solutions in supply chain management, food applications and health and nutrition.

Abacus Acquisition Corp.
c/o Cargill, Incorporated
15407 McGinty Road, West
Wayzata, Minnesota 55391
(952) 742-7575

     Abacus is a newly formed Missouri corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the Merger Agreement and the preparation of this proxy statement. All the outstanding capital stock of Abacus is owned by Cargill.

The Special Meeting


     o Date, Time and Place. The special meeting will be held at the offices of Agribrands, 9811 South Forty Drive, St. Louis, Missouri 63124 on April 26, 2001, at 10:00 a.m., Central Daylight Time.


     o Purpose. The special meeting is being held so that shareholders of Agribrands may consider and vote upon a proposal to approve a Merger Agreement pursuant to which Agribrands will become a wholly-owned subsidiary of Cargill in a cash merger.


     o Record Date; Outstanding Shares. You are entitled to vote at the special meeting if you owned shares of Agribrands common stock at the close of business on March 16, 2001, the record date for the special meeting. 9,813,851 shares of common stock were outstanding and entitled to be voted on the record date.

     o Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Agribrands common stock is required to approve the Merger Agreement.

See "The Special Meeting" on page 8.

Information About the Merger


     o Transaction Structure. Under the Merger Agreement, a wholly-owned subsidiary of Cargill will merge with and into Agribrands. Agribrands will remain in existence as a wholly-owned subsidiary of Cargill. Each share of Agribrands common stock will be converted (subject to dissenters' rights) into the right to receive $54.50 in cash. See "Structure of the Merger and Conversion of Agribrands Stock" on page 25.

     o Board Approval. The Agribrands Board has determined that the merger is fair to and in the best interests of Agribrands and its shareholders and has approved the merger with Cargill. See "Agribrands' Reasons for the Merger" on page 16. Board members Joe R. Micheletto and William P. Stiritz abstained from voting on this matter because of their positions with Ralcorp Holdings, Inc. and the effect of this matter on the previously proposed merger with Ralcorp Holdings, Inc.

     o Interests of Certain Persons in the Merger; Possible Conflicts of Interest. Some of the directors and officers of Agribrands may have interests in the merger that are different from, or are in addition to, the interests of its shareholders generally. The interests include the effect of the merger on certain benefit arrangements, including the exercisability of stock options, positions as executives with Cargill, the right to severance payments under specified conditions and the right to continued indemnification. The Agribrands chief executive officer and the next four highest paid executive officers of Agribrands will receive an aggregate payment of $36,883,138 for their stock options and stock appreciation rights. In addition, under existing management continuity agreements, the chief executive officer and those four executive officers could receive up to approximately $8,000,000 in the aggregate in the event of their termination after the merger. The directors will receive an aggregate payment of $984,300 for their stock options. See "Interests of Certain Persons in the Merger; Possible Conflicts of Interest" on page 18.

     o Opinion of Financial Advisor. The Agribrands Board of Directors considered the opinion of its financial advisor, Wasserstein Perella & Co., Inc., that, as of the date of its opinion and subject to the considerations referred to in its opinion, the amount per share to be received by Agribrands shareholders in the merger is fair, from a financial point of view, to Agribrands shareholders. See "Opinion of Financial Advisor" on page 20.

     o Federal Income Tax Consequences. The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount determined by the difference between the cash you receive and your adjusted tax basis in your Agribrands common stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you. See "Material United States Federal Income Tax Consequences of the Merger" on page 26.

     o Governmental Matters. The merger is conditioned upon Agribrands receiving and delivering to Ralston Purina Company a ruling from the Internal Revenue Service ("IRS") that the merger will not have an adverse impact on the tax-free treatment of Agribrands' 1998 spin-off from Ralston Purina. A request for a supplemental ruling was filed with the IRS on December 21, 2000. We also filed the information and materials required under U.S. antitrust laws to notify the Department of Justice and the Federal Trade Commission of the merger on December 21, 2000. The applicable waiting period under such laws expired on January 20, 2001. We filed the required information and materials to notify the European Union and Canada of the merger on January 18, 2001 and February 5, 2001 respectively. The initial period for the European Union expired on February 19, 2001, and the review period for the

          Canadian authorities will expire on April 12, 2001. See "Governmental Approvals" on page 27.

     o    Dissenters'   Rights.   Under  Missouri  law,  holders  of  shares  of
          Agribrands common stock are entitled to dissenters' rights in the merger. See "Dissenters' Rights" on page 28.

Comparative Market Information

     Shares of Agribrands common stock have traded on the New York Stock Exchange since 1998. Agribrands has never paid dividends. The following table sets forth comparative market price information as of December 1, 2000, the last trading day before the public announcement of the merger, and as of March 15, 2001, the most recent date for which information was available at the time of printing this proxy statement.

                                                     Agribrands Per Share
                      Date                                   Price
-----------------------------------------------      --------------------

December 1, 2000...............................             $43.81

March 15, 2001 ................................             $53.99



The Merger Agreement

     o Conditions to the Merger. Before we can complete the merger, a number of conditions must be satisfied, including shareholder approval, the receipt of the IRS revenue ruling discussed above, antitrust approval and other conditions customary in this type of transaction. We expect to consummate the merger as promptly as practicable after all of the conditions to the merger have been satisfied or waived.

     o Soliciting Other Transactions. The Merger Agreement permitted Agribrands to solicit other bids until December 31, 2000. No other bids or expressions of interest were received. The Merger Agreement provides that, after that date, Agribrands may not actively solicit alternative transactions or bids.

     o Termination. The Merger Agreement may be terminated under specified circumstances. Agribrands may be required to pay a termination fee of $10 million in the event that the Merger Agreement is terminated.


See "The Merger Agreement" on page 31.

                                  AGRIBRANDS
                       Selected Historical Financial Data


     The selected historical financial data of Agribrands we provide below has been derived from the audited historical consolidated financial statements and related notes of Agribrands for each of the fiscal years in the five-year period ended August 31, 2000 and the unaudited historical consolidated financial statements and related notes of Agribrands for the first quarters ended November 30, 2000 and 1999. The selected historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Agribrands.

                       Selected Historical Financial Data
                      (in Millions, except per share data)

                                             Three Months
                                          Ended November 30,                   Year Ended August 31,
                                          ------------------- ---------------------------------------------------------
                                             2000     1999       2000        1999       1998        1997       1996
                                           ------------------ ----------- ----------- ---------- ---------- -----------

Statement of Earnings and Cash Flows Data
Tons of feed product sold ...............        1.2      1.2        4.8        5.0         5.2        5.1        4.8
Net sales ...............................    $ 302.0  $ 300.9   $1,193.1   $1,261.5    $1,410.1   $1,527.6   $1,401.3
Income over ingredient cost .............       83.8     88.3      334.6      356.7       345.8      361.7      333.3
Depreciation and amortization                    6.0      6.3       25.2       24.8        21.2       21.9       20.4
 ................................
Merger expenses .........................        6.2      -          -          -           -          -          -
Provisions for restructuring ............         .6      -          1.4        -           3.0        3.2        8.3
Gain on sale of property ................         -       -          -         (2.3)        -          -         (3.6)
Interest expense ........................          8       .9        3.0        8.0        12.0       10.9       13.0
Investment income .......................       (2.3)    (2.5)      (9.1)     (10.2)       (5.2)      (4.2)      (3.6)
Foreign exchange (gain)/loss ............        1.5       .3        (.1)       1.5        12.8        3.7        8.3
Earnings before income taxes ............        7.7     21.0       66.9       70.4        34.2       33.1       24.9
Income taxes ............................        2.8      7.1       21.9       26.4        20.4       24.4       14.0
Net earnings (a)(b)(c) ..................    $   4.9  $  13.9   $   45.0   $   44.0    $   13.8   $    8.7   $   10.9
Earnings per share:
  Basic (d) .............................    $  0.50  $  1.34   $   4.46   $   4.16    $   1.29   $   0.82   $   1.02
  Diluted (d) ...........................    $  0.48  $  1.29   $   4.33   $   4.11    $   1.29   $   0.82   $   1.02
Weighted average shares outstanding:.....
  Basic (d) .............................        9.8     10.4       10.1       10.6        10.7       10.7       10.7
  Diluted (d) ...........................       10.1     10.8       10.4       10.7        10.7       10.7       10.7
Cash provided (used) by
  Operations ............................    $  14.8  $  16.3   $   39.7   $  110.6    $   33.3   $   67.8   $  (18.3)
  Investing activities ..................       (8.0)   (11.6)     (26.1)     (25.5)      (62.8)     (38.5)     (36.1)
  Financing activities ..................       (7.9)    (1.6)     (15.6)     (43.9)      145.2      (21.1)      61.1
Balance Sheet Data
Working capital .........................    $ 206.4  $ 198.1   $  205.0   $  193.7    $  153.7   $   46.7   $   59.4
Net property ............................      160.8    173.4      168.4      174.0       176.6      156.9      145.6
Additions (during the period) ...........        5.6      6.5       22.3       25.9        44.6       44.1       28.5
Depreciation (during the period) ........        5.4      5.7       22.9       22.7        19.3       19.6       19.1
Total assets ............................      570.3    574.5      581.6      573.5       578.4      481.2      497.8
Long-term debt ..........................        9.6     11.4       10.7       11.5        14.2       22.8       41.3
Shareholders' equity ....................    $ 389.8  $ 386.2   $  393.5   $  373.3    $  339.4   $  198.1   $  190.3

          ---------------------------

(a) After-tax merger expenses reduced net earnings by $4.0 in the three months ended November 30, 2000.
(b) After-tax provisions for restructuring reduced net earnings by $0.4 in the three months ended November 30, 2000 and $1.4 in the year ended August 31, 2000, $1.7 in 1998, $3.2 in 1997 and $7.2 in 1996.
(c) After-tax gain on the sale of property increased net earnings by $1.5 in the year ended August 31, 1999 and $2.9 in 1996.
(d) Assumes 10.7 million shares outstanding for all periods prior to the April 1, 1998 spin-off of Agribrands from Ralston Purina.

                           FORWARD LOOKING STATEMENTS

     This proxy statement contains forward-looking statements based on our estimates and assumptions. Forward-looking statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which we base such statements. These forward-looking statements are not guarantees of future performance and these statements involve known and unknown risks and uncertainties, including the risks and uncertainties set forth in Agribrands' annual and quarterly reports filed with the SEC, which may cause the:

     o    actual results,

     o    financial condition,

     o    performance, or

     o    achievements

of Agribrands to be different than the future results, conditions, performance or achievements stated in, or implied by, those forward-looking statements. For each of these statements, Agribrands claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You are cautioned not to attribute undue certainty to any forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they would have the expected effects on the business or operations of Agribrands.

                                  INTRODUCTION


     This proxy statement is being furnished to you in connection with the solicitation of proxies by Agribrands' Board of Directors in connection with the proposed merger. This proxy statement is first being furnished to shareholders of Agribrands on or about March 21, 2001. Agribrands has filed important financial statements and reports with the Securities and Exchange Commission. Please see the section under the caption "Where You Can Find More Information" beginning on page 36. That section lists our filings that may contain information important to you.


                               THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

     The special meeting is scheduled to be held as follows:


                             April 26, 2001 at 10:00 a.m.
                             Agribrands International, Inc.
                             9811 South Forty Drive
                             St. Louis, Missouri 63124


Purpose of the Special Meeting

     The special meeting is being held so that shareholders of Agribrands may consider and vote upon a proposal to approve a Merger Agreement between Cargill, a wholly-owned subsidiary of Cargill and Agribrands pursuant to which Agribrands will become a wholly-owned subsidiary of Cargill, and to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting, including, without limitation, potential adjournments or postponements for the purpose of soliciting additional proxies in order to approve the merger. Approval of the Merger Agreement will also constitute approval of the merger contemplated by the Merger Agreement.

Shareholder Record Date, Outstanding Shares and Voting Rights


     The record date for determination of Agribrands shareholders entitled to notice of and to vote at the Agribrands special meeting is March 16, 2001. On the record date, there were 9,813,851 shares of Agribrands common stock outstanding, held by approximately 10,242 holders of record. At the special meeting, each share of Agribrands common stock outstanding is entitled to one vote on all matters properly submitted to the shareholders.


Vote Required for Approval of the Merger Agreement; Quorum

     Agribrands is a Missouri corporation. Under the Missouri corporation law, a majority of the outstanding shares of the common stock of Agribrands must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of Agribrands common stock outstanding as of the record date is required to approve the Merger Agreement.

     All of the directors and executive officers of Agribrands have expressed their intention to vote their shares in favor of the merger. As of the record date, Agribrands directors and executive officers and their affiliates owned shares entitling them to cast approximately 0.5% of all votes entitled to be cast.

Proxies, Abstentions, and Related Matters

     The following description sets forth how proxies will be voted and the effect of abstentions, broker non-votes and general failures to vote:

     o All shares of common stock represented by properly executed proxy cards received before the special meeting will be, unless revoked properly, voted in accordance with the instructions indicated.

     o If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR approval of the Merger Agreement.

     o Shares represented by proxy cards that are marked "ABSTAIN" will be treated as shares present for purposes of determining whether the quorum requirement has been satisfied.

     o If a broker or trustee indicates on the proxy card or voting instructions that it does not have discretionary authority to vote as to the merger, that will have the same effect as a vote against the merger. Under the rules of the New York Stock Exchange, if you fail to instruct your broker on how to vote Agribrands shares the broker holds on your behalf, your broker will not have discretionary authority to vote those shares with respect to the merger.

     o A failure to vote or an abstention will have the same effect as a vote against the merger.

     o In the event any matter other than approval of the Merger Agreement is properly brought before the special meeting, an event not anticipated, persons named as proxies will vote in accordance with their judgment. If, however, authority to so vote is withheld on a proxy card, the persons named as proxies will not vote on any other matter.

Revoking a Proxy

     A proxy or other voting instruction may be revoked at any time before it is voted by:

     o    sending in another proxy after your original vote;

     o notifying the Corporate Secretary before the special meeting of the revocation; or

     o    voting in person at the special meeting.


Voting in Person

     In lieu of voting by proxy, you may vote in person by attending the special meeting. If you are not a record holder, you must bring a statement of ownership from your bank or broker.

Other Matters at the Special Meeting

     Agribrands' bylaws provide that only matters identified in a Notice of Special Meeting can be considered and voted upon at special meetings. We know of no other matters to be voted upon other than the approval of the Merger
Agreement. Consequently, we expect that only the approval of the Merger Agreement will be considered and voted upon. Agribrands may adjourn or postpone the special meeting in order to further solicit proxies. No proxy or voting instructions to vote against the merger will be exercised on any proposal to adjourn or postpone the special meeting that is submitted to a shareholder vote.

Costs of Solicitation

     Agribrands will bear the expenses incurred in connection with the printing and mailing of this proxy statement. Agribrands has retained Georgeson Shareholder Communications Inc., for a fee of $10,000 plus additional charges related to telephone calls and other services, to assist in the solicitation of proxies. Agribrands and its proxy solicitor will also request banks, brokers and other intermediaries holding shares of Agribrands stock beneficially owned by others to send this proxy statement to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Agribrands. No additional compensation will be paid to directors, officers or employees for such solicitation.

                                   THE MERGER


     This section of the proxy statement describes material aspects of the proposed merger, including our reasons for the merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire proxy statement and the other documents we refer to carefully for a more complete understanding of the merger. You should also read the Merger Agreement attached as Annex A. In addition, we incorporate important business and financial information about Agribrands into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 36 of this proxy statement.


Background of the Transaction

     The Ralcorp Merger

     After Agribrands' spin-off from Ralston Purina in April 1998, its management focused on identifying growth opportunities and improving cash flow generation from existing operations. During this period, management pursued discussions with numerous potential partners and targets without success. Ultimately, management concluded that attractive investment opportunities related to Agribrands' core animal feed operations would be limited and primarily in ancillary product lines and services (such as the animal health business).

     Meanwhile, Agribrands' cash reserves increased to $178.8 million on November 30, 1999. Confident that existing operations would continue to produce cash flows exceeding that needed for operating requirements and identified agribusiness related investment opportunities, management began to consider investments in unrelated enterprises. Between February and April, 2000, several investment banks which were not formally engaged by Agribrands made presentations based on publicly available information to Agribrands' management regarding various strategic alternatives such as a leveraged buyout, a significant share repurchase program and potential acquisitions.

     On May 26, 2000, the Agribrands Board of Directors held a regularly scheduled meeting and reviewed strategic options available to Agribrands, including a potential business combination with Ralcorp Holdings, Inc. After the review, the Board of Directors authorized management to engage the investment banking firm Wasserstein Perella & Co., Inc. as Agribrands' financial advisor to assist Agribrands in evaluating its strategic options. At this meeting, a special committee of the Board of Directors, consisting of David R. Banks, Jay
W. Brown, M. Darrell Ingram, H. Davis McCarty and Martin K. Sneider, was established to review any potential transaction. Mr. Banks was elected as its chairman. The Agribrands special committee was granted the authority to make recommendations to the Agribrands board with respect to any proposed transaction and to review, negotiate and evaluate the terms and conditions and determine the advisability of a potential business combination with Ralcorp.

     On July 18, 21, 26 and 27, 2000, the Agribrands special committee held telephonic meetings to discuss and review developments regarding a proposed merger-of-equals transaction with Ralcorp, including the status of ongoing negotiations, due diligence, financial aspects of the transaction, the terms contained in drafts of the Merger Agreement and potential legal issues pertaining to the proposed merger. The Agribrands special committee retained Houlihan Lokey Howard & Zukin Capital to provide, if necessary, a fairness opinion to the Agribrands special committee with respect to the proposed merger-of-equals transaction. During this period, Banc of America Securities, financial advisor to Ralcorp, and Wasserstein Perella engaged in discussions regarding the structure of the proposed merger transaction and the merger consideration while representatives from Houlihan Lokey conducted due diligence meetings with the officers of Ralcorp.

     After July 27, the respective chairmen of the special committees of each of Agribrands and Ralcorp discussed telephonically various aspects of the merger consideration in an effort to reach an agreement. Between July 28, 2000 and

August 5, 2000, the chairmen of the special committees and the financial and legal advisors to Agribrands and Ralcorp, respectively, continued to negotiate the merger consideration and to discuss the inclusion of a cash election option.

     On August 5, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella, Houlihan Lokey and Latham & Watkins. After consideration of Ralcorp's merger consideration proposal, the Agribrands special committee unanimously approved and accepted the proposed merger consideration, and instructed Wasserstein Perella and Latham & Watkins to continue ongoing negotiations with Ralcorp and its advisors with a view toward resolving any open issues and finalizing the Ralcorp Reorganization Agreement.

     On August 7, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella, Houlihan Lokey and Latham & Watkins during which the Agribrands special committee unanimously approved the merger and all related transactions and resolved to recommend that the Agribrands board approve the merger, an Agreement and Plan of Reorganization with Ralcorp (the "Ralcorp Reorganization Agreement") providing for the merger and all related transactions as negotiated by Agribrands' management, the Agribrands special committee and their respective advisors. Following the meeting of the special committee, the Agribrands Board of Directors held a telephonic meeting to discuss the proposed merger and consider the recommendation of the special committee. Prior to the conclusion of the board meeting, the Agribrands Board of Directors unanimously adopted resolutions authorizing Agribrands to enter into the Ralcorp Reorganization Agreement and to present to the Agribrands shareholders the reorganization agreement for their approval with the Board of Directors' recommendation that they approve the Ralcorp Reorganization Agreement.

     On August 7, 2000, Agribrands and Ralcorp executed the Ralcorp Reorganization Agreement pursuant to which (i) each of Agribrands and Ralcorp agreed to form a holding company ("Newco") with two wholly-owned subsidiaries,
(ii) one of the Newco subsidiaries would merge into Agribrands with Agribrands being the surviving corporation, (iii) the other Newco subsidiary would merge into Ralcorp with Ralcorp being the surviving corporation, and (iv) as a result, Agribrands and Ralcorp would each become a wholly-owned subsidiary of Newco. Under the terms of the Ralcorp Reorganization Agreement, each share of
Agribrands  common  stock,  except  for  dissenting  shares,   would  have  been
exchanged, pursuant to an election by each Agribrands shareholder, into three shares of Newco common stock, or the right to receive $39.00 in cash (subject to proration). Under the terms of the Ralcorp Reorganization Agreement, each share of Ralcorp common stock, except for Ralcorp dissenting shares, would have been exchanged, pursuant to an election by each Ralcorp shareholder, into one share of Newco common stock, or the right to receive $15.00 in cash (subject to proration). At least 80% of each company's outstanding stock would have to have been exchanged for shares. Therefore, if the total number of shares of either company that elected to be exchanged for shares would have been less than 80% of our outstanding shares, then the cash elections of that company's shareholders would have been reduced on a pro rata basis. As a result of the stock exchange and assuming full use of the 20% cash election option for each company, former shareholders of each of Agribrands and Ralcorp would have each held approximately 50% of the outstanding common stock of Newco. The terms of the Ralcorp Reorganization Agreement also provided for certain termination rights, including a right to terminate in the event of a superior proposal and a $5 million termination fee in the event of such termination, to allow any competing bids to come forward for a potential business transaction with Agribrands.

     On September 29, 2000, Agribrands and Ralcorp filed a Preliminary Joint Proxy Statement/ Prospectus with the Securities and Exchange Commission. On September 29, 2000, Agribrands filed a Request for a Supplemental Ruling with the IRS that the transactions contemplated by the Ralcorp Reorganization Agreement would not jeopardize the continued validity of the rulings Ralston Purina and Agribrands obtained from the IRS in connection with Agribrands' 1998 spin-off from Ralston Purina.

     The Present Transaction

     On September 29, 2000, Cargill made an unsolicited written offer addressed to the Agribrands Board of Directors and the Agribrands special committee to acquire all of the shares of Agribrands common stock at $50.00 per share (the "Original Proposal"). No other proposals were received by the Agribrands Board of Directors after execution of the Ralcorp Reorganization Agreement. The Original Proposal, accompanied by a draft Merger Agreement, provided that Cargill would cash out all outstanding options based on the transaction price and honor all existing management continuity agreements and other severance arrangements. The Original Proposal was subject to, among other conditions, (i) obtaining consent from Ralston Purina under Agribrands' trademark and technology license agreements with Ralston Purina to the acquisition of Agribrands by Cargill, and (ii) the agreement of Ralston Purina to limit the applicability of certain non-competition provisions contained in the reorganization agreement between Agribrands and Ralston Purina (the "Ralston Purina Reorganization
Agreement") entered into in connection with Agribrands' 1998 spin-off from Ralston Purina. Under the terms of the Ralston Purina Reorganization Agreement, Agribrands was prohibited for a period of 5 years (from April 1, 1998 to March 31, 2003) from: (1) engaging in the manufacture, distribution or sale of foods or feeds for pets, pet products, pet supplies, pet accessories, litter or personal care products for cats, dogs or other pets, subject to certain specified exceptions (such as distributing Ralston Purina pet products to the Agribrands dealers or Agribrands, under specified conditions, producing a non-Purina branded economy product for dogs and cats for distribution to the Agribrands dealers); and (2) owning, operating, managing, participating as a partner or co-venturer in, or otherwise engaging in (A) the business of the manufacture, sale or distribution of primary or rechargeable batteries, lighting products or devices, or (B) the manufacturing and marketing of certain soy products.

     On the same date, Cargill sent a letter to Ralston Purina requesting, among other things, that Ralston Purina (i) grant consent to the merger under provisions of the trademark and technology licenses granted by Ralston Purina to Agribrands which require Ralston Purina's consent to a merger involving Cargill;
(ii) accept an opinion of Cargill's counsel that the merger of Agribrands and Cargill would not adversely affect the tax free nature of the Agribrands spin-off from Ralston Purina rather than requiring that Agribrands obtain a ruling to that effect from the IRS; and (iii) agree that the non-compete provisions applicable to Agribrands would not extend to Cargill's other businesses.


     On October 2, 2000, the Agribrands special committee held a telephonic meeting to discuss the Original Proposal and the letter from Cargill to Ralston Purina. William P. Stiritz, Chairman, Chief Executive Officer and President of Agribrands, was invited to explain the Original Proposal and discuss the contents of the letter from Cargill to Ralston Purina. Representatives of Latham & Watkins discussed with the Agribrands special committee its legal duties pertaining to the evaluation of the Original Proposal. At such meeting, the Agribrands special committee, Agribrands senior management, Wasserstein Perella and Latham & Watkins discussed the Original Proposal, and Agribrands' obligations under the Ralcorp Reorganization Agreement with respect to the Original Proposal. Under the terms of the Ralcorp Reorganization Agreement, Agribrands was not permitted to solicit proposals or offers from other third parties, but was permitted to respond to unsolicited proposals which the Agribrands Board of Directors determined would be reasonably likely to result in an "Agribrands Superior Proposal." We describe on the next page what would constitute an Agribrands Superior Proposal. The Agribrands special committee distinguished between the Ralcorp merger, a strategic transaction intended to enhance shareholder value, and the Original Proposal, a sale of Agribrands, under which the board of directors may have a duty to obtain the highest price reasonably attainable for the Agribrands shares. In a strategic transaction, the Agribrands shareholders would have a continuing interest in the combined enterprise and may be able to benefit from any synergies which may result from such a transaction. In a sale of the company, the Agribrands shareholders would receive a cash payment but would not have a continuing interest in the combined enterprise.

     During its October 2 meeting, the Agribrands special committee also discussed whether a more favorable price per share than currently contained in the Original Proposal was obtainable, the potential effect of the Original

Proposal on Agribrands' ability to receive two-thirds shareholder approval of the Ralcorp merger and whether Cargill's condition of obtaining Ralston Purina's consent to the matters set forth in Cargill's September 29, 2000 letter to Ralston Purina was feasible. Wasserstein Perella presented its financial analysis of the Original Proposal. The special committee instructed Wasserstein Perella to explore whether a higher price was attainable with the suggestion that a price of $60.00 per share would be in the range that the special committee would be interested in obtaining. The special committee also asked certain members of Agribrands senior management to review the Original Proposal and to compare it with a leveraged buyout of the company, a significant share repurchase program and the Ralcorp merger. The special committee determined that, in the current economic environment, it was not feasible to complete a leveraged buyout at a price in excess of the Original Proposal, and that, while a significant stock repurchase program may provide short-term growth on earnings per share, it was unlikely to enhance long-term shareholder value. With respect to the Ralcorp merger, the special committee determined that the uncertainties of obtaining enhanced shareholder value outweighed the potential benefits. The special committee noted that the benefits of the Ralcorp merger depended upon the successful execution of an aggressive acquisition program designed to consolidate the highly competitive private label foods business. In connection with the foregoing, the special committee considered risks, including that Ralcorp would be unable to successfully complete and integrate acquisitions or that the combined companies might not be valued at a higher multiple. For purposes of this discussion, "senior management" refers to William P. Stiritz, David R. Wenzel, the Chief Financial Officer, Bill G. Armstrong, the Chief Operating Officer, and Michael J. Costello, the General Counsel and Secretary of Agribrands. On behalf of and at the request of the special committee, Agribrands' senior management, representatives from Wasserstein Perella and Latham & Watkins were the principal negotiators on behalf of Agribrands with respect to Cargill's offer. The key items discussed with Cargill, and its financial and legal representatives, were discussed with the Chairman of the special committee.


     On October 4, 2000, Ralston Purina responded to Cargill's September 29, 2000 letter by stating that it would not consent to any of Cargill's requests in that letter because of Ralston Purina's belief that such a consent would be detrimental to its business.

     On October 10, 2000, the Agribrands special committee held a telephonic meeting to discuss the status of Cargill's unsolicited proposal. Representatives of Latham & Watkins discussed the terms of a confidentiality and standstill agreement between Agribrands and Cargill. The Agribrands special committee, after discussion with its financial and legal advisors, determined that the Original Proposal was reasonably likely to result in an Agribrands Superior Proposal, and Agribrands senior management and advisors were directed to negotiate and execute a confidentiality agreement with Cargill. For purposes of the Ralcorp Reorganization Agreement, an Agribrands Superior Proposal is a bona fide unsolicited proposal which, in the good faith judgment of the Agribrands Board of Directors, (i) if accepted, would reasonably be likely to be consummated, and (ii) if consummated, would reasonably be likely to result in a transaction that is more favorable to Agribrands' shareholders, in their capacity as shareholders, from a financial point of view, than the transactions contemplated by the Ralcorp Reorganization Agreement.


     During the October 10, 2000 meeting of the Agribrands special committee, Mr. Wenzel on behalf of senior management which includes Mr. Stiritz, a member of the board, presented a proposal for an improvement of the existing severance benefit arrangements in the event of a change of control. The proposal included:
(i) a benefit plan that would provide for the payment of severance compensation to personnel located at Agribrands' St. Louis headquarters in the event any individual is required to relocate outside of the St. Louis metropolitan area as a condition to employment or is terminated due to a closure or relocation of the headquarters within five years following a change of control; (ii) an extension of the benefit period under existing management continuity agreements for an additional year; (iii) new one year management continuity agreements for certain key employees; and (iv) an indemnification for any taxes that may be imposed under 280G of the U.S. Internal Revenue Code (an excess parachute excise tax of 20%). Without members of management present, the Agribrands special committee and its financial and legal advisors discussed their views concerning the severance benefit proposals. The consensus of the special committee was that the relocation benefits, enhancement and extension of the management continuity agreements, and tax indemnification appeared to be appropriate. The special committee requested from senior management a more detailed analysis of the impact of the severance benefit proposals, including the cost of the tax indemnification for any taxes arising under Section 280G of the United States Internal Revenue Code and confirmation from a compensation consultant that the amount and type of benefits were consistent with industry practice.


     On October 11, 2000, Cargill and Agribrands entered into a customary confidentiality agreement (the "Confidentiality Agreement") with respect to the due diligence information to be provided by Agribrands to Cargill. The Confidentiality Agreement included a "standstill" provision which precluded Cargill from (i) effecting, seeking, offering or proposing any acquisition, merger, business combination or other extraordinary transaction with respect to the assets, securities, business or voting securities of Agribrands; (ii) acting to seek control of or influence over the management, Board of Directors or policies of Agribrands; (iii) making any public announcement with respect to or submitting a proposal for any transaction involving Agribrands, its securities or its assets; (iv) forming, joining or participating in any group with respect to the foregoing; or (v) entering into any discussion or arrangements with any third party or assisting, advising or persuading others to take any action with respect to any of the foregoing, during the "standstill" period. The "standstill" period began on October 11 and was to conclude on the date which is the earlier of (1) 90 days after termination of the Ralcorp Reorganization Agreement, (2) the date on which the Agribrands board publicly announces its approval of an acquisition, merger, asset sale or business combination proposal between Agribrands and a third party (other than Ralcorp) in which the surviving entity acquires or controls at 20% of the voting securities or assets of Agribrands, or (3) April 30, 2001.


     On October 11, representatives of Cargill and Agribrands held a due diligence meeting in St. Louis, Missouri and discussed Agribrands' financial plans and regional operations. At this meeting, Agribrands indicated to Cargill that it was seeking a price in the range of $60 per share.


     During October, Cargill, its financial advisor, J.P. Morgan & Co., and legal counsel, Fried, Frank, Harris, Shriver & Jacobson, and other representatives conducted a due diligence review of Agribrands. During this period, Cargill's representatives and Wasserstein Perella engaged in numerous discussions concerning revisions to the Original Proposal. During these discussions, Cargill indicated its willingness to purchase all of the shares of Agribrands common stock at a price in the mid-fifties and to permit Agribrands to solicit bids from other prospective acquirers for 30 days following the execution of a Merger Agreement, which 30-day period could be extended for another 15-day period for those parties who inquire or make a proposal during the 30-day period that could reasonably be expected to lead to an acquisition proposal, and a breakup fee of $10 million. This revised proposal was subject to a number of conditions, including completion of due diligence and the ability of Agribrands, Cargill and Ralston Purina to reach a satisfactory resolution on the issues raised by Cargill's September 29 letter to Ralston Purina.


     On November 13, 2000, the Agribrands special committee held a telephonic meeting to discuss the status of the transaction and Cargill's revised proposal at $55.00 per share, subject to its continuing due diligence and negotiating a binding agreement. Representatives of Wasserstein Perella discussed recent developments regarding the status of negotiations, due diligence and the financial aspects of the revised proposal. In addition, Wasserstein Perella and Latham & Watkins discussed the terms of the revised proposal and how Cargill's revised proposal compared to the terms of the Ralcorp merger with respect to shareholder value. Wasserstein Perella presented its financial analysis based on a $55 per share price. Upon conclusion of the meeting, the special committee instructed Wasserstein Perella and Latham & Watkins to continue ongoing negotiations and negotiate a Merger Agreement with Cargill and its representatives.

     On November 13, 2000, Fried, Frank provided Latham & Watkins with a revised draft Merger Agreement, with the price per share left blank. On November 14, 2000, Latham & Watkins provided Cargill's counsel with initial comments to the revised draft Merger Agreement.


     On November 15, 2000, there was a regularly scheduled meeting of the Agribrands Board of Directors at Agribrands' corporate headquarters in St. Louis. The latest terms and conditions of the draft Merger Agreement were presented to the Board, including Cargill's revised offer of $54.50 per share. Cargill revised its offer based upon its due diligence of Agribrands. At the meeting, Wasserstein Perella reviewed its financial analysis of Cargill's proposal. Latham & Watkins was also in attendance (telephonically) and summarized the terms of the draft Merger Agreement.


     At the November 15, 2000 meeting, Mr. Wenzel provided the Agribrands special committee with a detailed analysis of the cost of the severance benefit proposals which were presented to the Agribrands special committee on October 10, 2000. In addition, the special committee received and reviewed data from Arthur Andersen which compared the proposed changes with industry practices of companies undergoing a change of control. The data furnished by Arthur Andersen supported senior management's contention that: (i) companies across all industries generally protect their most senior executives (i.e., officers and other key executives) with a severance benefit equal to three times base salary and bonus; and (ii) that the most senior executives are also provided with the excise tax gross-up. Senior management estimated that Agribrands' current severance benefits had an approximate maximum cost in the aggregate of $9 million, and with the proposed changes, the severance benefits would have an approximate maximum cost in the aggregate $17 million. After due consideration, the Board of Directors approved the foregoing proposals for severance benefits in the event of a change of control and authorized Agribrands' officers to take all necessary or advisable actions to carry out the terms and conditions of such agreements.

     Also on November 15, 2000, the Agribrands special committee held a meeting to discuss the Cargill proposal and the state of the transaction. Wasserstein Perella (via telephone) made a detailed presentation of its financial analysis of Cargill's proposal. The Agribrands special committee considered the future benefits and risks that the Ralcorp merger would provide to Agribrands and its shareholders and contrasted those with the all cash acquisition of Agribrands by Cargill. Representatives of Latham & Watkins (via telephone) then reviewed the status of the negotiations and the open issues regarding the Merger Agreement and the transaction, including the per share purchase price to be paid by Cargill for each share of Agribrands common stock, the need for a supplemental ruling from the IRS in connection with the proposed transaction with Cargill or an indemnification from an adverse IRS ruling, the status of discussions between Cargill and Ralston Purina concerning the matters set forth in Cargill's September 29, 2000 letter to Ralston Purina, the details surrounding Agribrands' ability to solicit other bids following the signing of a Merger Agreement, and the amount of any break-up fee payable to Cargill should Agribrands solicit a superior bid. Upon conclusion of the meeting, the Agribrands special committee instructed Wasserstein Perella and Latham & Watkins to continue ongoing negotiations with Cargill and its advisors.

     The parties and their representatives had extensive telephonic discussions relating to the Merger Agreement. Negotiations continued on the open issues mentioned above through November 30, 2000. On November 30, 2000, Cargill's final purchase price per share of $54.50 was presented to Agribrands and its representatives. Cargill, Agribrands and Ralston Purina, after extensive negotiations, entered into a Consent and Agreement dated December 1, 2000, which resolved the issues set forth in Cargill's September 29, 2000 letter to Ralston Purina to the parties' satisfaction. Cargill agreed that Agribrands, but not Cargill's other businesses, would comply with the non-competition provisions prohibiting the manufacturing, distribution and sales of pet products until April 1, 2006. Ralston Purina agreed to comply with the non-competition provisions in the Ralston Purina Reorganization Agreement prohibiting Ralston Purina from manufacturing, distributing and selling animal feed products until April 1, 2006. Ralston Purina consented to the merger under its license agreements with Agribrands. In addition, the parties and their representatives agreed that Agribrands would seek a supplemental ruling from the IRS that the merger would not adversely affect the tax-free nature of Agribrands' spin-off from Ralston Purina. Cargill also agreed to provide Agribrands with a 30-day period in which to solicit other bids after signing the Merger Agreement in exchange for Agribrands' agreement to include a provision for a break-up fee.

     On December 1, 2000, a meeting of the Agribrands Board of Directors was held at Agribrands' corporate headquarters in St. Louis with representatives of Wasserstein Perella and Latham & Watkins present. Representatives of Wasserstein Perella gave a presentation which included a description of the proposed transaction and an analysis of the proposed cash offer. Wasserstein Perella presented a comparison between the Ralcorp merger and the Cargill proposal. Upon conclusion of Wasserstein Perella's presentation, representatives of Latham & Watkins reviewed the principal terms of the Merger Agreement and related legal issues. Agribrands' Board of Directors, senior management and legal and financial representatives determined that the $10 million break-up fee, payable to Cargill under the terms of the Merger Agreement as presented, was reasonable in light of the $54.50 per share purchase price and the 30-day period in which Agribrands was permitted to solicit other bids.


     On December 1, 2000, the Board of Directors of Agribrands was provided with the following internal financial projections for fiscal year 2001. This projection was also provided on this date to Cargill.

              Selected Financial Data For years ended August 31,
                      (In millions except per share data)
          ----------------------------------------------------------
                                         Projected          Actual
                                            2001             2000
                                         ---------------------------
          Net sales                      $  1,250.3       $  1,193.1
          Net earnings                   $     46.3       $     45.0
          Basic earnings per share       $     4.72       $     4.46
          EBITDA                         $     92.7       $     87.4

     The information set forth above is a summary of information provided to Car gill on December 1, 2000 pursuant to a confidentiality agreement.

     These projections were not prepared with a view to public disclosure or in compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. These projections have been included in this proxy statement solely because they were made available to the Agribrands board of directors and Cargill contemporaneously with Cargill's offer and the Board's decision to accept the offer.

     Agribrands' independent auditors have not reviewed, examined or compiled these projections and accordingly assume no responsibility for them.

     Agribrands' internal projections, which are made on rolling 12-month basis under a program implemented by Agribrands on September 1, 2000, reflect numerous estimates and assumptions, all made by Agribrands' management, with respect to general business, economic, market and industry conditions, company performance, effective tax rates and other matters, all of which are difficult to predict and many of which are beyond Agribrands' control. There can be no assurance that the assumptions made in preparing the projections will prove accurate, and, based on results to date, Agribrands management no longer expects to achieve the results reflected in these projections.


     On the same date and also at Agribrands' corporate headquarters, the Agribrands special committee convened for a meeting to discuss the Cargill proposal and the status of the transaction. Representatives of Latham & Watkins discussed the special committee's fiduciary duties under applicable law with respect to its consideration of the proposal. The special committee, Wasserstein Perella and Latham & Watkins then discussed Wasserstein Perella's presentation to the Board of Directors and the terms of the Merger Agreement and related legal issues. Wasserstein Perella indicated to the Agribrands special committee that Wasserstein Perella would be able to render an opinion to the Board of Directors that, as of that date, based upon and subject to the considerations stated in its opinion, Cargill's $54.50 cash offer price was fair, from a financial point of view, to the Agribrands shareholders. Based on the Agribrands special committee's review, it determined that the Cargill proposal was an Agribrands Superior Proposal (as defined in the Ralcorp Reorganization Agreement). After the Agribrands special committee satisfied itself as to the principal terms and conditions of the proposed transaction as so presented, the committee authorized its Chairman, in conjunction with Agribrands management, Wasserstein Perella and Latham & Watkins, to finalize definitive agreements for the proposed transaction. The Agribrands special committee then unanimously approved the Merger Agreement and the merger and all related transactions and resolved to recommend that the Agribrands Board of Directors approve the merger, the Merger Agreement and all related transactions as negotiated by Agribrands senior management, Agribrands' special committee and their respective advisors.

     Following the meeting of the special committee, Agribrands' Board of Directors reconvened its meeting to discuss the proposed transaction and consider the recommendation of the special committee. Wasserstein Perella rendered its opinion that it had indicated to the Agribrands special committee that, as of that date, based upon and subject to the considerations stated in its opinion, Cargill's $54.50 cash offer price was fair, from a financial point of view, to the Agribrands shareholders. Prior to the conclusion of the board meeting, the Agribrands Board of Directors adopted resolutions authorizing Agribrands to enter into the Merger Agreement and to present to the Agribrands shareholders the Merger Agreement for their approval with the Board of Directors' recommendation that they approve the Merger Agreement.

     On December 1, 2000, following approval by their boards, Agribrands and Cargill executed the Merger Agreement. Also, on December 1, 2000, Agribrands provided Ralcorp with the required notice to terminate the Ralcorp Reorganization Agreement. Agribrands paid the Ralcorp Termination Fee of $5 million to Ralcorp on December 4, 2000 and there are no remaining contingent liabilities relating to the proposed Ralcorp merger.


     After Agribrands and Cargill executed the Merger Agreement, Agribrands had a 30-day period in which it could solicit alternative acquisition proposals from third parties. During this time, Agribrands and representatives of Wasserstein Perella contacted eleven companies in order to solicit alternative acquisitions proposals. Such companies did not receive any non-public information regarding Agribrands. Agribrands did not receive any other indications of interest.


Agribrands' Reasons for the Merger

     In reaching its conclusion to approve and recommend the merger with Cargill and the Merger Agreement, the Agribrands board considered the recommendations of the special committee and presentations by, and consultations with, members of Agribrands' management as well as their financial advisors and outside and internal legal counsel. In approving the merger with Cargill and the Merger Agreement, the Agribrands board carefully considered a variety of reasons, factors and information, including the following:


     o the merger consideration of $54.50 cash per share represents a 24% premium over the closing price of $43.81 per share of Agribrands' common stock on December 1, 2000, the last trading day before the announcement of the proposed merger, and a 50.3% premium over the $36.25 closing price on August 7, 2000, the business day prior to the announcement of the earlier proposed merger with Ralcorp;

     o the merger consideration is an all cash offer with no financing contingency, which provides certainty of value to holders of Agribrands common stock compared to a transaction in which shareholders would retain stock and whose benefits would be dependent upon a program of consolidation of the private label foods businesses and Ralcorp's ability to successfully integrate the acquired businesses in a timely and synergistic manner;

     o the financial presentation made to the Agribrands Board of Directors and the opinion rendered by Wasserstein Perella that, as of the date of the opinion and subject to various assumptions and limitations set forth in such opinion, the merger consideration offered by Cargill was fair to the Agribrands shareholders from a financial point of view;

     o the unanimous opinion of the special committee of the Agribrands' Board of Directors that the merger with Cargill is a superior proposal to the merger with Ralcorp;

     o the concern that there was a significant risk that if the Cargill offer was not accepted by the Board of Directors of Agribrands, the Ralcorp merger would not be approved by the necessary two-thirds majority of the Agribrands shareholders;

     o the concern that if the Ralcorp merger was rejected by the Agribrands shareholders, the trading value for shares of Agribrands common stock was unlikely to equal or exceed the Cargill merger consideration;

     o    the  concern  of  senior   management  that  the   opportunities   and
          alternatives available to Agribrands (if the Cargill merger were not to be undertaken), including pursuing a major share buyback, an acquisition of, or business combination or joint venture with, entities other than Cargill (including Ralcorp) may not yield greater benefits in terms of shareholder value to the Agribrands shareholders than the Cargill merger; and

     o the terms and conditions of the Merger Agreement, including the representations, warranties, covenants and conditions to consummate the proposed transaction and the circumstances under which either Agribrands or Cargill would have the right to terminate the Merger Agreement, including the right of Agribrands to terminate the Merger Agreement under specified circumstances if there were a superior proposal, and the circumstances in which a termination fee would be payable in the event that the Merger Agreement were terminated.


     The Agribrands board also identified and considered several potentially negative factors while deliberating the merger, including, but not limited to:


     o Agribrands will no longer exist as a publicly traded independent company and its stockholders will forego the upside opportunity embedded in Agribrands' stand-alone business plan as well as possible growth with potential combination partners and the risk of possible severance payments to employees of Agribrands in the amount of $15,000,000 that will be triggered under the change of control provisions of various agreements and plans of Agribrands;

     o    the risk of not receiving a supplemental ruling from the IRS;

     o the possibility that the merger may not be completed, even if approved by the shareholders of Agribrands; and

     o the merger consideration is at the low end of the equity value ranges for transactions of this type.


     The Agribrands board determined that these risks were outweighed by the potential benefits of the merger with Cargill.

     The Agribrands board also determined that the $10 million break-up fee payable to Cargill was reasonable in light of the $54.50 per share purchase price and the ability of Agribrands to solicit other bids for a 30-day period after signing the Merger Agreement, despite the fact that it was more than the break-up fee payable to Ralcorp under the Ralcorp Reorganization Agreement. Therefore, the amount of the break-up fee was not a deterrent to entering into the Merger Agreement with Cargill.

     The above discussion of factors considered by the Agribrands board is not intended to be exhaustive, but is believed to include all material factors considered by the board. While the different members of the Agribrands board may have given different weight to different factors, each member of the Agribrands board (except W. Stiritz and J. Micheletto, who abstained) reached the same conclusion that the merger with Cargill was more beneficial to Agribrands' shareholders, in terms of financial value, than the Ralcorp merger. The

Agribrands board did not attempt to analyze the fairness of the merger consideration in isolation from these other considerations.

Merger Financing

     Cargill's obligation to complete the merger is not subject to its receipt of financing. It is expected that Cargill will require approximately $580 million in order to complete the merger, including payments to be made to Agribrands' shareholders, holders of Agribrands stock options, payments under Agribrands employee benefit plans and management continuity agreements. Cargill expects to finance the merger through the use of its existing unused debt capacity and current cash flow.

Interests of Certain Persons in the Merger; Possible Conflicts of Interest

     General. All of Agribrands executive officers, including one executive officer who is also a director, have certain interests in the merger that are different from or in addition to the interests of Agribrands shareholders generally. These interests may create potential conflicts of interest. These additional interests relate to provisions in the Merger Agreement or Agribrands employee benefit plans and arrangements regarding:

     o    change  in  control  severance   provisions  contained  in  management
          continuity agreements; and

     o the treatment of outstanding Agribrands stock options and stock appreciation rights.

     All of these additional interests, to the extent material, are described below. Under each of the agreements and plans described below, completion of the merger with Cargill will constitute a change of control, unless otherwise noted. These individuals have, to the knowledge of Agribrands, no material interest in the merger apart from those of the Agribrands shareholders generally except as described below. The Agribrands special committee and the Agribrands Board of Directors were aware of these interests, and considered them, in recommending and approving the Merger Agreement and the transactions contemplated thereby.

     Management Continuity Agreements. Agribrands is a party to management continuity agreements with its executive officers and certain key employees. The management continuity agreements provide each officer and key employee with the right to receive severance compensation in the event of such person's voluntary or involuntary termination after a change in control of Agribrands. The compensation provided would be in the form of:

     o a lump sum payment equal to the present value of continuing their respective salaries and bonuses for a specified payment period following termination of employment; and

     o    the continuation of other employee benefits for the same period.


     The management continuity agreements with an initial group of officers and key employees were entered into as of April 1, 1998. Certain of these officers and employees had agreed to waive their rights to receive severance compensation under these agreements in connection with the Ralcorp merger, and as a result, these employees would not have received any severance compensation under the management continuity agreements in the event of their voluntary or involuntary termination after the Ralcorp merger. Due to the uncertainty of the proposed merger with Ralcorp, the board of directors reviewed the existing arrangements and approved the enhancement of the severance compensation due upon a change in control. Accordingly, on November 15, 2000, the management continuity agreements with that initial group of officers and certain key employees were amended to increase by one year the payment period for severance compensation benefits payable upon an involuntary termination. In addition, on November 15, 2000, sixteen additional key employees were granted new management continuity agreements, providing for the payment of severance compensation benefits for one year.


     Under all of the management continuity agreements, the compensation payment periods are subject to reduction for periods the relevant individual remains employed following a change in control. The management continuity agreements also provide that Agribrands will indemnify the named executive officers and certain key employees from any taxes which may become due under Section 4999 of the Internal Revenue Code (excess parachute payment excise tax of 20%) as a result of a termination following a change in control. No payments would be made under a management continuity agreement if the executive officer's employment terminates because of death, disability, normal retirement or for cause. Payments would not continue with respect to any period beyond the executive officer's normal retirement date.

     As of the date of the Merger Agreement, 29 employees were parties to the management continuity agreements, including the following five named executive officers:

     o William P. Stiritz, Chairman of the Board, Chief Executive Officer and President (whose agreement was further amended on December 1, 2000, in order to eliminate the indemnification for the Section 280G excess parachute payment tax)

     o    Bill G. Armstrong, Chief Operating Officer

     o    Ki Yong Kim, Chief Operating Officer, North Asia Region

     o    Eric M. Poole, Executive Vice President Operations and Manufacturing

     o    David R. Wenzel, Chief Financial Officer

     The approximate amounts that would be payable to these five named executive officers under these agreements if they are terminated immediately following the merger under circumstances entitling them to benefits are included in the table below. The payments to be made to the directors and named executive officers in connection with the merger in respect of unvested stock options and stock appreciation rights that will vest as a result of the merger are captured in the table below by including the gross amount each named executive officer and director will receive in the merger for the shares of Agribrands common stock owned by each of them.


                                                                                 Certain Other
                    MC Agreement         MC Agreement            Stock             Accrued
  Individual      Compensation (1)    Other Benefits (2)    Compensation (3)     Benefits (4)            Total
---------------- -------------------- -------------------- -------------------- ----------------    ---------------

Armstrong           $  1,161,725         $  1,107,687         $   1,077,414      $      81,166       $  3,427,992
Kim                 $    921,860         $    178,832         $     538,363      $   1,163,911 (5)   $  2,802,966
Poole               $    822,017         $    162,775         $     224,150      $      33,932       $  1,242,874
Stiritz             $          0         $  1,360,942 (6)     $  36,467,948      $           0       $ 37,828,890
Wenzel              $    822,854         $    218,189         $   1,062,263      $      49,500       $  2,152,806
Banks                                                         $     189,665                          $    189,665
Brown                                                         $     326,242                          $    326,242
Ingram                                                        $     238,497                          $    238,497
McCarty                                                       $     214,245                          $    214,245
Micheletto                                                    $     169,500                          $    169,500
Sneider                                                       $     218,550                          $    218,550
Total:              $  3,728,456       $ 3,028,425            $  40,726,837      $   1,328,509       $ 48,812,227

(1) Present value of continuation of salary and bonus during the longest possible payment period specified in the agreements.

(2) Present value of continuation of benefits in each savings, life, health, accident and disability plan and other fringe benefit arrangements on an after-tax basis to the executive for the longest possible payment period specified in the agreement. The agreements also entitle the employee to reimbursement for tax preparation costs and attorney's fees and expenses incurred to enforce the agreement.

(3) Includes stock options and common stock. Does not exclude basis for purchase of common stock.

(4) These benefits would be triggered by termination of employment regardless of whether the merger is consummated. Except as otherwise specified, benefits include only accrued bonus, paid time off and severance.

(5)  Includes accrued severance of $1,121,173.

(6) Includes estimate of residual value (using a 6.22% rate for present value calculation) and death benefit value if Cargill prematurely terminates the split dollar program. As a condition to Cargill's execution of the Merger

     As a condition to Cargill's execution of the Merger Agreement, William P. Stiritz was required to sign an amendment to his management continuity agreement by which he waived any right he may have to receive additional payments from Agribrands if he is required to pay an excise tax pursuant to Section 4999 of the Internal Revenue Code in connection with the Cargill merger.


     Effect of the Merger on the Agribrands Incentive Stock Option Plans and Common Stock Holdings. Under the Agribrands incentive stock option plan, upon a change in control of Agribrands, the unvested stock options and stock appreciation rights granted under the equity-based plans will become fully vested. In connection with the Ralcorp merger, certain executive officers agreed to exchange their stock options or stock appreciation rights for options or rights in the newly-formed holding company. However, in the Cargill merger, the change in control provisions will apply, and the aggregate numbers of shares of stock options and stock appreciation rights held by the named executive officers that will become vested are 1,577,500 and 20,000, respectively. Each of the non-employee directors of Agribrands holds 5,000 (for a total of 30,000) stock options that will become vested in connection with the Cargill merger. See the table above for the gross amount each named executive officer and director will receive in the merger for the shares of Agribrands common stock owned by each of them. For a discussion of the consideration that holders of stock options and stock appreciation rights will receive in the merger, pursuant to the Merger Agreement, see "--Treatment of Agribrands Stock Options and Equity Based Awards" beginning on page 25.


Indemnification of Directors and Officers

     Agribrands has agreed to indemnify and hold each present and former director and officer of Agribrands harmless from, and to advance related expenses, to the fullest extent permitted under applicable law, for acts or omissions by them in their capacities as such prior to the merger. The Merger Agreement further requires that, for a period of six years after completion of the merger, Agribrands will maintain in effect directors' and officers' liability insurance on behalf of our directors and officers that provides coverage no less favorable than currently in effect under Agribrands existing directors' and officers' liability insurance or policies of at least the same coverage, except that Agribrands is not required to pay aggregate annual premiums in excess of 200% of the yearly premium currently paid by Agribrands.

Amendment to Agribrands Rights Agreement

     In accordance with the Merger Agreement, Agribrands has amended its rights agreement, dated March 31, 1998 and as amended on August 7, 2000, between Agribrands and Continental Stock Transfer & Trust Company, to provide that neither the execution of the Merger Agreement nor the completion of the Cargill merger will cause the rights issued thereunder to become exercisable.

Opinion of Financial Advisor

     Role of Financial Advisor. Agribrands' Board of Directors retained Wasserstein Perella to provide investment banking advice and services in connection with a possible sale of Agribrands to Cargill, including rendering its opinion as to the fairness, from a financial point of view, to the shareholders of Agribrands of the consideration to be received by the shareholders of Agribrands pursuant to the Merger Agreement.

     On December 1, 2000, Wasserstein Perella orally delivered its opinion to the Agribrands Board of Directors, which it later confirmed in a written opinion, to the effect that, as of the date of the opinion and based upon and subject to various assumptions and limitations set forth in the opinion, the consideration provided to Agribrands shareholders pursuant to the Merger Agreement was fair to the shareholders of Agribrands from a financial point of view. Wasserstein Perella also presented to the Agribrands Board of Directors the analyses described below. Agribrands and Cargill determined the amount and the form of consideration through arms-length negotiations and did not base this determination on any recommendation by Wasserstein Perella, although Wasserstein Perella provided advice to Agribrands from time to time during the course of the negotiations and the Agribrands Board of Directors did take into consideration the opinion of Wasserstein Perella, among other factors, in making its determination to approve the Merger Agreement and recommend its approval to Agribrands shareholders. Wasserstein Perella was engaged solely as advisor to Agribrands and did not act as advisor to or agent of any other person.

     The full text of Wasserstein Perella's opinion, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limits on the review undertaken by Wasserstein Perella in rendering its opinion is attached as Annex B to this proxy statement and is incorporated by this reference. References to Wasserstein Perella's opinion in this proxy statement and the summary of Wasserstein Perella's opinion in this section are qualified in their entirety by reference to Annex B. Shareholders of Agribrands are urged to, and should, read the Wasserstein Perella opinion carefully and in its entirety. The Wasserstein Perella opinion was for the benefit of the Board of Directors of Agribrands in its consideration of the merger. Wasserstein Perella's opinion addressed only the fairness, from a financial point of view, to the shareholders of Agribrands of the consideration provided for pursuant to the Merger Agreement. Wasserstein Perella did not express any view on any other aspect of the merger or any other terms of the Merger Agreement. Specifically, the opinion did not address Agribrands' underlying business decision to enter into the Merger Agreement or to effect the transaction contemplated by the Merger Agreement. Wasserstein Perella's opinion does not constitute a recommendation to any shareholder of Agribrands as to how such shareholder should vote with respect to the merger, or otherwise act in respect of the merger, and shareholders should not rely upon it as such.

     Matters Reviewed. In arriving at its opinion, Wasserstein Perella reviewed and analyzed the following:

     o a draft of the Merger Agreement which, for purposes of the opinion, was assumed not to differ in any material respect from the final form thereof;

     o publicly available business and financial information relating to Agribrands for recent years and to the date of Wasserstein Perella's opinion;

     o certain financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of Agribrands;

     o comparisons of the historical financial results and present financial condition of Agribrands with that of other publicly traded companies selected as being relevant or comparable in certain respects; and

     o the financial terms of certain recent acquisitions and business combination transactions in the food and animal feed industries specifically, and in other industries generally, that were considered comparable to the merger or otherwise relevant.

     Wasserstein Perella also held discussions with the management of Agribrands concerning its historic and current operations including its financial condition and future prospects. Wasserstein Perella also performed such other financial studies, analyses and investigations as it considered appropriate for purposes of the Wasserstein Perella opinion.

     Assumptions and Limitations. In its review and analysis and in rendering its opinion, Wasserstein Perella, with Agribrands' consent, assumed and relied without independent verification upon various matters including:

     o the accuracy and completeness of all historical financial and other information that was publicly available or furnished to Wasserstein Perella by or on behalf of Agribrands;

     o the reasonableness and accuracy of the financial projections, forecasts and analyses provided to Wasserstein Perella by or on behalf of Agribrands, which Wasserstein Perella assumed were reasonably prepared in good faith and on bases reflecting the best currently available judgment and estimates of Agribrands' management; and

     o that the transaction described in the Merger Agreement would be consummated without waiver or modification of any of the material terms or conditions contained in the Merger Agreement.

     The limitations on the opinion are that:

     o the Wasserstein Perella opinion is for the use and benefit of the Agribrands Board of Directors and was rendered to the Agribrands board in connection with its consideration of the merger;

     o the opinion of Wasserstein Perella does not address the merits of the underlying business decision by Agribrands to effect the merger or the effect on Agribrands of the merger;

     o the Wasserstein Perella opinion is directed only to the fairness, from a financial point of view, of the consideration to the holders of Agribrands common stock to be received in connection with the merger and does not constitute a recommendation to any Agribrands shareholder as to how such shareholder should vote with respect to the merger and should not be relied upon by any holder in respect of that matter;

     o Wasserstein Perella did not review any of the books and records of Agribrands; and

     o Wasserstein Perella did not conduct a physical inspection of the properties or facilities of Agribrands or obtain or make an independent valuation or appraisal of the assets or liabilities of Agribrands, and no such independent valuation or appraisal of that type was provided to it.

     The Wasserstein Perella opinion is necessarily based upon economic and market conditions and other circumstances existing as of the date of the opinion and, accordingly, does not address the fairness of the consideration to be received by the Agribrands shareholders in the merger as of any other date. Additionally, forecasts of future results of operations prepared by Agribrands and relied on by Wasserstein Perella may not be indicative of future results, which may be significantly more or less favorable than suggested by the forecasts, because the forecasts contain assumptions as to industry performance, general business and economic conditions and other matters beyond the control of Agribrands.

     Analyses Performed. In arriving at its opinion, Wasserstein Perella performed quantitative analyses and considered a number of factors. The preparation of opinions as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the applications of those methods to the particular circumstances. In arriving at its opinion, Wasserstein Perella did not attribute any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance of each analysis and factor.

     The following is a summary of the material financial analyses performed by Wasserstein Perella in connection with providing its opinion to the Agribrands Board of Directors. Certain of the summaries of financial analyses include information presented in tabular form. In order to fully understand the financial analyses used by Wasserstein Perella, the tables must be read together with the text accompanying the tables. The tables alone do not constitute a complete description of the financial analyses. Wasserstein Perella made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Agribrands. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any one portion of the analyses and the factors considered, without considering all analyses and factors considered, could create a misleading or incomplete view of the process underlying the Wasserstein Perella opinion.

     Analysis of Comparable Acquisitions. Wasserstein Perella reviewed publicly available information to determine the purchase prices and multiples paid in certain other transactions recently effected involving target companies which were similar to Agribrands, respectively, in terms of business mix, product portfolio and/or markets served that Wasserstein Perella considered comparable.

     The transactions reviewed by Wasserstein Perella are as follows:


               Acquiror             Acquired Company           Announcement Date
------------------------------     ---------------------       -----------------

Smithfield Foods                   IBP                         November 2000
FCW Holdings                       Sin Heng Chan               July 2000
Ridley, Inc.                       Wayne Feeds                 February 2000
IAT Multimedia Inc.                Petrinini SpA               November 1999
Kemira and Avena Groups            Svomen Rehu                 October 1999
Management                         Dalgety Agriculture         May 1998
Koch Agricultural Company          Purina Mills                November 1997
Ridley Inc.                        Hubbard Milling Co.         April 1997
Purina Mills                       Golden Sun Feeds            November 1994
CIN Ven Baring Group               BP Nutrition Ltd.           March 1994
Sterling Group and Management      Purina Mills                June 1993


     Using publicly available information, Wasserstein Perella calculated the enterprise value of such comparable transactions and applied it to certain historical financial criteria of the acquired business, including Net Sales, EBITDA and EBIT for the trailing 12-month period. The following table presents the mean, median and range of implied trailing 12-month Net Sales, EBITDA and EBIT multiples from the selected transactions:

                                                  Mean      Median      Range
                                                --------  ---------- -----------

Enterprise Value to Trailing 12-month Net
  Sales (based on ten transactions) ........      .61x       .50x    .19x-1.54x
Enterprise Value to Trailing 12-month EBITDA
  (based on seven transactions).............      7.0x       5.9x    5.2x-12.5x
Enterprise Value to Trailing 12-month EBIT
  (based on seven transactions).............      9.5x       8.9x    6.2x-13.6x


     Wasserstein Perella estimated an equity value range of $53.61 to $68.54 per
share  for  Agribrands   common  stock  based  on  the  analysis  of  comparable
acquisitions.


     Because the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial condition and prospects of Agribrands and the companies included in the comparable transactions group, Wasserstein Perella believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the merger. Instead, an analysis of the results of the foregoing must take into account differences concerning financial and operating characteristics of Agribrands and other factors that could affect the public trading values of the companies to which it is being compared.


     Comparable Companies Trading Analysis. Wasserstein Perella reviewed the stock market trading multiples and certain other financial characteristics for selected groups of companies that Wasserstein Perella deemed comparable to Agribrands because of factors such as the businesses in which they are engaged and their market capitalization. The comparable company groups that Wasserstein Perella reviewed were as follows:

     o companies in the feed business, which consisted of Nutreco Holdings NV, Ridley (Canada) and Spigadoro (the "Feed Companies");

     o    companies in the commodity  foods  business,  which  consisted of Dole
          Food Company, Chiquita Brands, Del Monte Foods, Seneca Foods and Riviana Foods (the "Commodity Food Companies");

     o companies in the meat and poultry business, which consisted of Tyson Foods, Smithfield Foods, Hormel, Pilgrim's Pride and Sundersen Farms (the "Meat/Poultry Companies");

     o "mid-sized" food companies, which consisted of Suiza Foods, McCormick, Hormel, Earthgrains, Dean Foods, Interstate Bakeries, J.M. Smucker, Michael Foods, Lance, Riviana Foods and Tasty Bakery Company (the "Mid-Cap Food Companies"); and

     o "large-cap" food companies, which consisted of PepsiCo, General Mills, Sara Lee, ConAgra, H.J. Heinz, Campbell Soup, Kellogg, Quaker Oats, Wrigley, Hershey Foods, Unilever, Nestle, Danone and Cadbury Schweppes (the "Large-Cap Food Companies").

     Using publicly available information, Wasserstein Perella calculated and analyzed the common equity market value multiples of certain historical and projected financial criteria, such as net income, and the enterprise value multiples of certain historical and financial criteria, such as revenues, EBITDA and EBIT, as of November 30, 2000, the last trading day prior to the Agribrands Board of Directors meeting to consider the potential merger.


     The following table presents the mean, median and range of trailing 12-month Net Sales, EBITDA and EBIT multiples from the selected groups of companies:

     Feed Companies

 Enterprise Value to Trailing 12-month     Mean       Median         Range
--------------------------------------    ------      -------    -------------
Net Sales                                  .57x        .58x       .42x - .70x
EBITDA                                     8.3x        8.3x       6.9x - 9.7x
EBIT                                       12.6x      12.6x      10.3x - 15.0x

     The Net Sales multiples were calculated based on three companies, and the EBITDA and EBIT multiples were calculated based on two companies.

     Commodity Food Companies

 Enterprise Value to Trailing 12-month     Mean       Median         Range
--------------------------------------    ------      ------     -------------
Net Sales                                  .59x        .61x       .30x - .87x
EBITDA                                     6.7x        6.5x       5.6x - 8.0x
EBIT                                       9.9x        8.7x       7.7x - 14.4x

     The Net Sales multiples were calculated based on five companies, and EBITDA and EBIT multiples we calculated based four companies.

     Meat/Poultry Companies

 Enterprise Value to Trailing 12-month     Mean       Median         Range
--------------------------------------    ------      ------     -------------
Net Sales                                  .51x        .51x       .30x - .72x
EBITDA                                     6.3x        6.7x       3.7x - 8.0x
EBIT                                       9.1x       10.2x       5.3x - 10.6x

     The Net Sales multiples were calculated based on five companies, and EBITDA and EBIT multiples we calculated based on four companies.

     Mid-Cap Food Companies

 Enterprise Value to Trailing 12-month     Mean       Median         Range
--------------------------------------    ------      ------     -------------
Net Sales                                  .75x        .67x       .39x - 1.6x
EBITDA                                     6.9x        6.3x       4.9x - 12.2x
EBIT                                       10.2x       9.9x       7.3x - 15.5x

     The Net Sales, EBITDA and EBIT multiples were all calculated based on 11 companies.

     Large-Cap Food Companies

 Enterprise Value to Trailing 12-month     Mean       Median         Range
--------------------------------------    ------      ------     -------------
Net Sales                                  2.27x      2.12x       .80x - 4.61x
EBITDA                                     12.3x      11.5x       8.9x - 19.4x
EBIT                                       16.5x      14.9x      11.8x - 23.4x

     The Net Sales, EBITDA and EBIT multiples were all calculated based on 14 companies.

     Wasserstein Perella estimated an equity value range of $53.61 to $68.54 per share for Agribrands common stock based on the comparable companies trading analysis.

     Because of the inherent differences between the businesses, operations, financial condition and prospects of Agribrands and the businesses, operations, financial condition and prospects of the companies included in the comparable company groups, Wasserstein Perella believed that it is inappropriate to, and therefore Wasserstein Perella did not, rely solely on the quantitative results of the comparable company analysis. Instead, an analysis of the results of the foregoing must take into account differences between the financial and operating characteristics of Agribrands and companies in the comparable company groups that would affect the public trading values of Agribrands and such comparable companies.

     Discounted Cash Flow Analysis. Wasserstein Perella also performed a discounted cash flow analysis to generate an estimate of the net present value of the projected after-tax unlevered free cash flows based upon Agribrands' financial forecasts. For this purpose, after-tax unlevered free cash flows are defined as operating cash flow available after working capital, capital spending including acquisitions, tax and other operating requirements. Utilizing the financial forecasts furnished by Agribrands, Wasserstein Perella calculated a range of present values for Agribrands, on a stand alone basis, of $52.14 to $65.34 per share, using a range of after-tax discount rates from 11.0% to 13.0% and an estimated terminal value based upon a range of perpetuity growth rates from 0.0% to 2.0%


     Other. In addition to the analyses outlined above, Wasserstein Perella conducted such other financial studies, analyses and investigations and considered such other factors it deemed appropriate for purposes of its opinion.

     General Information. No company or transaction used in the foregoing analyses is identical to Agribrands or the transaction contemplated by the Merger Agreement. The analyses described above were performed solely as a part of the analytical process utilized by Wasserstein Perella in connection with its analysis of the transaction and do not purport to be appraisals or to reflect the prices at which a company may enter into a business combination or sale transaction.


     Wasserstein Perella is an investment banking and advisory firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with:


     o    mergers and acquisitions;

     o    negotiated underwritings;

     o    competitive bids;

     o    secondary distributions of listed and unlisted securities;

     o    private placements; and

     o    valuations for corporate and other purposes.

     Agribrands selected Wasserstein Perella as its financial advisor in connection with the proposed merger because Wasserstein Perella is an internationally recognized investment banking firm and members of Wasserstein Perella have substantial experience in transactions similar to the merger and the valuation of companies.

     As compensation for its services in connection with the merger, Agribrands has agreed to pay Wasserstein Perella fees of $5 million for providing financial advisory services in connection with the merger, including providing the opinion described above. $4.75 million of such transaction fee is contingent upon the consummation of the merger. In addition, Agribrands has agreed, among other things, to reimburse Wasserstein Perella for the expenses reasonably incurred in connection with its engagement (including counsel fees and expenses) and to indemnify Wasserstein Perella and certain related parties from certain liabilities that may arise out of its engagement by Agribrands, which may include certain liabilities under federal securities laws.


     In addition, Wasserstein Perella has performed various investment banking services for Agribrands from time to time in the past and has received customary fees for rendering such services. Since September 1, 1998, Agribrands has made payments to Wasserstein Perella totaling $759,105. In fiscal year 2000, Agribrands paid Wasserstein Perella $509,105 for services rendered in connection with a high-yield debt project, the Ralcorp merger and various other projects. In December 2000, Agribrands paid Wasserstein Perella $250,000 pursuant to the engagement letter dated October 4, 2000. This amount will be credited toward the $5 million transaction fee payable to Wasserstein Perella upon consummation of the merger.


     Wasserstein Perella has also performed various investment banking services for other entities for which Mr. Stiritz (Chairman, Chief Executive Officer and President of Agribrands) serves as chairman and has received customary fees for rendering such services.

     In the ordinary course of its own business, Wasserstein Perella may actively trade the debt and equity securities of Agribrands and Cargill for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

Completion of the Merger

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval of the Merger Agreement by the shareholders of Agribrands. The merger with Cargill will become effective upon the issuance of the certificate of merger by the Secretary of State of the State of Missouri.

Structure of the Merger and Conversion of Agribrands Stock

     To accomplish the combination of their businesses, Cargill formed a new company, Abacus Acquisition Corp. At the time the merger is completed, Abacus will be merged with and into Agribrands, and Agribrands will be the surviving corporation. As a result, Agribrands will become a wholly-owned subsidiary of Cargill.

     In the merger, each share of Agribrands common stock issued and outstanding immediately prior to the effective time of the merger, except for shares owned by Cargill and its subsidiaries, Agribrands treasury stock or dissenting shares, will be converted, at the election of the holder, into the right to receive an amount in cash, without interest, equal to $54.50.

Exchange of Stock Certificates or Shares in Book Entry Form for Cash

     When the merger is completed, the paying agent will mail the cash consideration due to each holder of shares in book entry form or, if you hold your shares in certificate form, instructions for surrendering your Agribrands stock certificates in exchange for the cash consideration. When you deliver your stock certificates to the paying agent along with any other required documents, your stock certificates will be canceled.

     You should not submit your Agribrands stock certificates for exchange until you receive the instructions from the paying agent.

Treatment of Agribrands Stock Options and Other Equity Based Awards

     When the merger is completed, each outstanding Agribrands stock option will be converted into an amount of cash, without interest, equal to (i) the excess of $54.50 over the exercise price per share subject to the option multiplied by
(ii) the number of shares subject to the option. In addition, each outstanding stock appreciation right relating to Agribrands common stock will be similarly converted into the right to receive an amount of cash, without interest, equal to (i) the excess of $54.50 over the fair market value of the common stock on the date of grant multiplied by (ii) the number of shares subject to the right.

Material United States Federal Income Tax Consequences of the Merger

     The merger will be a taxable transaction. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount determined by the difference between the cash you receive and your adjusted tax basis in Agribrands common stock.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

     Certain U.S. Federal Income Tax Consequences

     General. The following discussion summarizes the material federal income tax considerations relevant to the merger that are generally applicable to holders of Agribrands common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, published administrative rulings and court decisions, all of which are subject to change or a change in interpretation. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Agribrands common stock as described herein. It is assumed that the shares of Agribrands common stock are held as capital assets by United States persons (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Agribrands shareholder in light of such shareholder's personal circumstances or those Agribrands shareholders subject to special treatment under United States federal income tax laws (for example, financial institutions; broker-dealers; persons who are not citizens or residents of the United States or who are foreign corporations, partnerships, estates or trusts; tax exempt entities or traders in securities that elect to mark-to-market), or investors who hold their Agribrands common stock as part of a straddle, hedging, conversion or other integrated transaction or investors whose functional currency is not the U.S. dollar.
Further, this discussion does not address the consequences to holders who acquired their stock through the exercise of an employee stock option or other compensation arrangements. This discussion does not address any aspect of state, local or foreign taxation. You are urged to consult your tax advisor regarding the federal, state, local and foreign tax consequences of the merger to you.

     Your receipt of the merger consideration (including any cash received upon exercise of dissenter's rights) will be a taxable transaction for United States federal income tax purposes. In general, your gain or loss per share of Agribrands common stock will be equal to the difference between the merger consideration per share and your adjusted basis in that particular share of the Agribrands common stock. It may also be a taxable transaction under applicable state, local and other income tax laws. Such gain or loss generally will be a capital gain or loss, unless you hold the Agribrands common stock as inventory for sale in the ordinary course of business. In the case of individuals, trusts, and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of Agribrands common stock held for more than 12 months prior to the date of disposition.

     Backup withholding. Non-corporate holders of Agribrands common stock may be subject to backup withholding at a rate of 31% on the cash merger consideration or upon exercise of dissenter's rights. Backup withholding will not apply, however, to a holder who:

     o furnishes a correct taxpayer identification number and certifies under penalty of perjury that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to holders of Agribrands common stock following consummation of the merger,

     o provides a certification of foreign status on Form W-8 (or successor form), or

     o    is otherwise exempt from backup withholding.

     Any amount withheld under these rules will be creditable against the holder's U.S. federal income tax liability.

     This section does not discuss all aspects of United States federal income taxation that may be relevant to a particular Agribrands shareholder in light of the shareholder's particular circumstances and income tax situation. Agribrands shareholders should consult their own tax advisors to determine the United States federal, state and local and foreign tax consequences of the merger to them in view of their own particular circumstances.

Governmental Approvals

     We have summarized below the material governmental approvals required for the merger to be completed. Although we have not yet received all of the required approvals, we expect that we will receive the governmental approvals in sufficient time to complete the merger around April 2001.

     IRS Supplemental Ruling

     Under the Merger Agreement, it is a condition to Cargill's obligation to close the merger that Agribrands obtain and deliver to Ralston Purina a supplemental ruling from the IRS reasonably satisfactory to Cargill that the merger will not have an adverse impact on the validity of the rulings Ralston Purina and Agribrands obtained from the IRS in connection with Agribrands' 1998 spin-off, including the rulings that the spin-off was not taxable to Ralston Purina or its shareholders. Although Cargill may, at its option, permit this condition to be satisfied by delivery to Ralston Purina of a legal opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Cargill, rather than the supplemental ruling, Cargill does not currently intend to do so.

     On December 21, 2000, Agribrands filed a request with the IRS for the supplemental ruling. Under the Merger Agreement, Agribrands has agreed to use reasonable best efforts to obtain, and Cargill has agreed to use reasonable efforts to cooperate in obtaining, the supplemental ruling from the IRS. Although we believe the IRS should grant the requested supplemental ruling around April 2001, we cannot be certain as to whether the IRS will grant the supplemental ruling or the time frame under which it may do so.

     Under a separate agreement with Ralston Purina, delivery to Ralston Purina of either the supplemental ruling or a legal opinion of Fried, Frank satisfactory to Ralston Purina is required before Cargill and Agribrands may complete the merger.

     Antitrust Considerations.

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents the merger from being completed until the expiration of a 30-day waiting period following the filing of certain information and materials with the Antitrust Division of the Department of Justice and the Federal Trade Commission, or the earlier termination of such waiting period. If the Department of Justice or the Federal Trade Commission requests additional information, the waiting period will be extended and the merger may not be completed until 20 days following both parties' substantial compliance with the request, unless the waiting period is terminated earlier. We filed the required information and materials with the Department of Justice and the Federal Trade Commission on December 21, 2000. The 30-day waiting period expired on January 20, 2001.

     The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or was terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

     Foreign Regulatory Approval.

     Cargill and/or Agribrands are in the process of filing the notices with the antitrust and/or foreign investment authorities in certain foreign jurisdiction, including the European Union, Canada, Hungary, Mexico and Turkey. We filed the required information and materials to notify the European Union and Canada of the merger on January 18, 2001 and February 5, 2001 respectively. The initial period for the European Union expired on February 19, 2001, and the review period for the Canadian authorities will expire on April 12, 2001. Although we do not expect that there will be significant difficulty in securing foreign approvals for the proposed merger with Cargill, we cannot be certain that we will obtain all such approvals.

     Reasonable Best Efforts

     Upon the terms and subject to the conditions set forth in the Merger Agreement, Agribrands and Cargill have each agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to complete the merger, including using their reasonable best efforts to obtain all consents from governmental authorities and timely making all necessary filings under the Hart-Scott-Rodino Act.

Dissenters' Rights

     Under Section 351.455 of the Missouri General and Business Corporation Law, Agribrands shareholders who do not vote to approve the Merger Agreement and who follow the procedure summarized below will have the right to dissent from and obtain payment in cash of the fair value of their shares of Agribrands common stock, as of the day prior to the day of the special meeting, in the event of the consummation of the merger. No holder of Agribrands common stock dissenting from the merger will be entitled to the cash consideration unless and until the holder fails to perfect or effectively withdraws or loses such holder's right to dissent from the Merger Agreement.

     The following is a summary of the procedures which must be followed by any shareholder who wishes to dissent and demand payment for his or her shares in the event of the consummation of the merger. The text of Section 351.455 contains the applicable procedures. It is set forth in Annex C to this proxy statement. Holders of Agribrands common stock receiving cash upon exercise of dissenters' rights may recognize income, gain or loss for U.S. federal income tax purposes. See "--Material United States Federal Income Tax Consequences of the Merger."

     Agribrands shareholders may assert dissenters' rights only by complying with all of the following requirements:

     o The shareholder must deliver to Agribrands prior to or at the special meeting a written objection to the Merger Agreement. Such objection should be delivered or mailed in time to arrive before the special meeting to the General Counsel of Agribrands. Such a written objection must be made in addition to and separate from any proxy or other vote against the approval of the Merger Agreement. Neither a vote against, a failure to vote for, or an abstention from voting will satisfy the requirement that a written objection be delivered to Agribrands before the vote is taken. Unless a shareholder files a written objection as provided above, he or she will not have any dissenters' rights of appraisal.

     o    The shareholder must not vote to approve the Merger Agreement.

     o The shareholder must deliver to Agribrands, as the surviving corporation, within twenty days after the effective time of the merger, a written demand for payment of the fair value of his or her shares of Agribrands common stock as of the day prior to the date on which the vote for the approval of the Merger Agreement was taken. That demand must include a statement of the number of shares of common stock owned. The demand must be mailed or delivered to the Secretary of Agribrands at 9811 South Forty Drive, St. Louis, Missouri 63124. Any shareholder who fails to make a written demand for payment within the 20-day period after the effective time will be conclusively presumed to have consented to the Merger Agreement and will be bound by the terms thereof. Neither a vote against the Merger Agreement nor the written objection referred to above will satisfy the written demand requirement referred to in this paragraph.

     A beneficial owner of shares of Agribrands common stock who is not the record owner may not assert dissenters' rights. If the shares of Agribrands common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, or by a nominee, the written demand asserting dissenters' rights must be executed by the fiduciary or nominee. If the shares of Agribrands common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner.

     If within 30 days of the effective time the value of a dissenting shareholder's shares of Agribrands common stock is agreed upon between the shareholder and Agribrands, Agribrands will make payment to the shareholder within 90 days of the effective time, upon the shareholder's surrender of his or her shares. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares or in Agribrands.

     If the dissenting shareholder and Agribrands do not agree on the fair value of the shares within 30 days after the effective time, the dissenting shareholder may, within 60 days after the expiration of 30 days, file a petition in any court of competent jurisdiction within St. Louis County, Missouri, asking for a finding and a determination of fair value of the shares. The dissenting shareholder is entitled to judgment against Agribrands for the amount of such fair value as of the day prior to the date on which the vote was taken approving the Merger Agreement, together with interest thereon to the date of judgment. The judgment is payable upon surrender of the share certificates or confirmation that the shares are held in book entry form representing such Agribrands shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in such shares or in Agribrands. Unless the dissenting shareholder files such petition within the time herein limited, such shareholder and all persons claiming under such shareholder will be conclusively presumed to have approved and ratified the Merger Agreement, and will be bound by the terms thereof.

Delisting and Deregistration of Agribrands Common Stock After the Merger

     When the merger is completed, Agribrands common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

Shareholder Lawsuit Challenging the Ralcorp Merger

     Following the announcement of the Ralcorp merger, a shareholder complaint was filed and is pending in the Circuit Court of St. Louis County, Missouri naming as defendants Agribrands and the individual directors of Agribrands. Counsel for the shareholder have advised the court that the substantive allegations of the complaint have been rendered moot by virtue of the terms of the proposed Cargill merger. Counsel for the shareholder have filed an application for attorneys' fees and expenses in the amount of $1.5 million. Agribrands intends to vigorously oppose the request for attorneys' fees and expenses as unmerited in this instance.

Ownership by Principal Holders, Members of the Board of Directors and Management


         The table below sets forth, as of March 15, 2001, the beneficial ownership of shares of Agribrands common stock by (1) each person known by us to be the beneficial owner of more than five percent of our issued and outstanding stock on that date, (2) each of our current directors, (3) each executive officer named in the Summary Compensation Table set forth in our Annual Report on Form 10-K for our fiscal year ended August 31, 2000, individually, and (4) all executive officers and directors as a group. Upon consummation of the merger, the persons listed below will no longer beneficially own any shares of Agribrands common stock.



                          Name and Address of        Amount and Nature of
      Title of Class       Beneficial Owner            Beneficial Owner       Percent of Class (A)
      --------------      ----------------------     --------------------     --------------------
       Common Stock       David R. Banks                        470                    *
       Common Stock       Jay W. Brown                        2,976                    *
       Common Stock       M. Darrell Ingram                   1,366 (B)                *
       Common Stock       H. Davis McCarty                      921 (C)                *
       Common Stock       Joe R. Micheletto                     100                    *
       Common Stock       Martin K. Sneider                   1,000                    *
       Common Stock       William P. Stiritz                 41,155 (D)                *
       Common Stock       Bill G. Armstrong                   1,003 (E)                *
       Common Stock       Ki Yong Kim                         2,000                    *
       Common Stock       Eric M. Poole                         750                    *
       Common Stock       David R. Wenzel                       725                    *
       Common Stock       O. Mason Hawkins                1,137,384 (F)              11.6%
       Common Stock       Southeastern Asset              1,137,384 (G)              11.6%
                            Management, Inc.
                            6410 Poplar Avenue,
                            Suite 900
                            Memphis, TN 38119
       Common Stock       Longleaf Partners               1,015,400 (H)              10.3%
                            Small-Cap Fund
                            6410 Poplar Avenue,
                            Suite 900
                            Memphis, TN 38119
       Common Stock       Highbridge Capital                950,000 (I)               9.7%
                            Corporation
                            767 Fifth Avenue
                            New York, NY 10153
       Common Stock       Highbridge Capital                950,000 (J)               9.7%
                            Management, LLC
                            767 Fifth Avenue
                            New York, NY 10153
       Common Stock       Daniel S. Loeb                    505,400 (K)               5.1%
                            277 Park Avenue,
                            27th Floor
                            New York, NY 10019

                                       32

                          Name and Address of        Amount and Nature of
      Title of Class       Beneficial Owner            Beneficial Owner       Percent of Class (A)
      --------------      ----------------------     --------------------     --------------------
       Common Stock       Third Point Management            505,400 (L)               5.1%
                            Company
                            277 Park Avenue,
                            27th Floor
                            New York, NY 10019

                          All Officers and Directors         52,836                     *



     "Beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. The table above also indicates shares that may be obtained within 60 days upon the exercise of options. An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the common stock as of March 15, 2001.

(A) The number of shares outstanding is the sum of (i) the number actually outstanding on March 15, 2001, and (ii) the number of shares of common stock which would be issued if all options exercisable within 60 days were exercised (other than the options subject to acceleration by reason of the merger).


(B)  Includes 26 shares of common stock held by Mr. Ingram's wife.

(C) Includes 492 shares of common stock held in Mr. McCarty's wife's trust of which he serves as co-trustee.

(D) Includes 4,615 shares of common stock owned by Mr. Stiritz's wife and 934 shares of Common stock owned by Mr. Stiritz's son. Mr. Stiritz disclaims beneficial ownership of shares of Common stock owned by his wife and son.

(E)  Includes 3 shares of Common stock owned by Mr. Armstrong's wife.

(F) Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2000 by Southeastern Asset Management, Inc. ("Southeastern"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern, and Longleaf Partners Small-Cap Fund ("Longleaf"), a series of Longleaf Partners Funds Trust, an investment company registered under Section 8 of the Investment Company Act of 1940. In the event that Mr. Hawkins could be deemed to be a controlling person of Southeastern as the result of his official positions with Southeastern or his ownership of Southeastern's voting securities, Mr. Hawkins has disclaimed beneficial ownership of all 1,137,384 of such shares. Mr. Hawkins indicates that he does not own directly or indirectly any shares for his own account.

(G) Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2000 by Southeastern Asset Management, Inc. ("Southeastern"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern, and Longleaf Partners Small-Cap Fund ("Longleaf"), a series of Longleaf Partners Funds Trust, an investment company registered under Section 8 of the Investment Company Act of 1940. Southeastern has reported that it beneficially owned in the aggregate 1,137,384 shares. Southeastern indicates that it has sole voting power with respect to 101,384 of the shares and shared voting power with Longleaf with respect to 1,015,400 of such shares and no voting power with respect to 20,600 of such shares, has sole dispositive power with respect to 121,984 of such shares and shared dispositive power with Longleaf with respect to 1,015,400 of such shares. The filing indicates that all of the shares are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern.

(H) Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2000 by Southeastern Asset Management, Inc. ("Southeastern"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern, and Longleaf Partners Small-Cap Fund ("Longleaf"), a series of Longleaf Partners Funds Trust, an investment company registered under Section 8 of the Investment Company Act of 1940. The filing indicates that Longleaf has sole voting power with respect to none of the shares and shared voting power with Southeastern with respect to 1,015,400 of such shares, and has sole dispositive power with respect to none of such shares and shared dispositive power with Southeastern with respect to 1,015,400 of such shares.

(I) Based on information contained in Amendment No. 1 to Schedule 13D filed by Highbridge Capital Management, LLC ("Highbridge Management") and Highbridge Capital Corporation ("Highbridge Capital") on December 5, 2000. The filing indicates that each of Highbridge Capital and Highbridge Management has shared voting power over all 950,000 shares and shared dispositive power over all 950,000 shares.

(J) Based on information contained in Amendment No. 1 to Schedule 13D filed by Highbridge Capital Management, LLC ("Highbridge Management") and Highbridge Capital Corporation ("Highbridge Capital") on December 5, 2000. The filing indicates that each of Highbridge Capital and Highbridge Management has shared voting power over all 950,000 shares and shared dispositive power over all 950,000 shares.

(K) Based on information contained in Schedule 13D which was filed with the SEC on September 15, 2000 by Daniel S. Loeb and Third Point Management Company L.L.C. ("Third Point"). The filing indicates that each of Mr. Loeb and Third Point has shared voting power over all 505,400 shares and shared dispositive power over all 505,400 shares.

(L) Based on information contained in Schedule 13D which was filed with the SEC on September 15, 2000 by Daniel S. Loeb and Third Point Management Company L.L.C. ("Third Point"). The filing indicates that each of Mr. Loeb and Third Point has shared voting power over all 505,400 shares and shared dispositive power over all 505,400 shares.

                              THE MERGER AGREEMENT

     The following summary of the Merger Agreement describes the material provisions of the Merger Agreement but does not attempt to describe all of the terms of the Merger Agreement. The full text of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated in this proxy statement by reference. We urge you to read the full text of the Merger Agreement.

Conditions to the Merger

     Each of Agribrands' and Cargill's obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

     o the approval of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Agribrands common stock;

     o    the  absence  of  any  law,  order  or  injunction   prohibiting   the
          consummation of the merger;


     o the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976; and


     o the receipt of all governmental approvals necessary for completion of the merger, except for those the failure of which to obtain will not have a material adverse effect on Agribrands or on Cargill.

     "Material adverse effect," when used in reference to Agribrands, means a material adverse effect on:

     o the business, assets, condition, financial or otherwise, properties, liabilities or the results of operations of Agribrands and Agribrands' subsidiaries, taken as a whole;

     o the ability of Agribrands to perform its obligations set forth in the Merger Agreement; or

     o the ability of Agribrands to timely consummate the transactions contemplated by the Merger Agreement.

     "Material adverse effect," when used in reference to Cargill, means a material adverse effect on:

     o the ability of Cargill to perform its obligations set forth in the Merger Agreement; or

     o    the  ability  of  Cargill  to  timely   consummate  the   transactions
          contemplated by the Merger Agreement.

     Agribrands'   obligations  to  complete  the  merger  are  subject  to  the satisfaction or waiver of the following additional conditions before completion of the merger:

     o Cargill's representations and warranties, disregarding all qualifications contained in those representations and warranties relating to materiality or to a material adverse effect on Cargill, must be true and correct on the date of completion of the merger, except for:


          - representations and warranties that expressly address matters only as of a particular date; and


          - any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Cargill.

     o Cargill shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by the Merger Agreement to be performed or complied with or satisfied by Cargill on or prior to the closing date.

     o There shall not have occurred after December 1, 2000, any event, occurrence, fact, condition, change, development or effect that has had or reasonably would be expected to have a material adverse effect on Cargill.

     Cargill's   obligations   to  complete   the  merger  are  subject  to  the
satisfaction or waiver of the following additional conditions before completion of the merger:

     o Agribrands' representations and warranties, disregarding all qualifications contained in those representations and warranties relating to materiality or to a material adverse effect on Agribrands, must be true and correct on the date of the completion of the merger, except for:

          - representations and warranties that expressly address matters only as of a particular date; and

          - any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Agribrands.

     o Agribrands shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by the Merger Agreement to be performed or complied with or satisfied by Agribrands on or prior to the closing date.

     o There shall not have occurred any event, occurrence, fact, condition, change, development or effect that has had or reasonably would be expected to have a material adverse effect on Agribrands, except for those caused by:

          - conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or U.S./foreign currency exchange ratios involving multiple countries);

          - conditions affecting the animal feed industry in the regions in which Agribrands operates; or

          - the pendency or announcement of the Merger Agreement or the transactions contemplated thereby.


     o Agribrands must deliver to Ralston Purina the supplemental ruling of the IRS described above under "The Merger -- Governmental Approvals -- IRS Supplemental Ruling" beginning on page 27.


     o All consents, approvals, or completed filings or notices necessary for the completion of the merger must have been obtained, except for any the failure of which to obtain will not have a material adverse effect on Agribrands or Cargill.

No Other Transactions Involving Agribrands

     The Merger Agreement contains detailed provisions regarding the ability of Agribrands to seek an alternative transaction. Prior to December 31, 2000, Agribrands was free to encourage, including by way of furnishing non-public information (subject to a customary confidentiality agreement, the terms of which are no more favorable to the other party than the confidentiality agreement in place between Agribrands and Cargill), solicit, initiate or facilitate, an alternative "acquisition proposal", as long as it provides information concerning any such proposal to Cargill as soon as practicable, but in any event within two business days of receiving the proposal, including:

     o    the  material  terms  of  the  acquisition  proposal,   including  all
          amendments;

     o    the identity of the person making the proposal; and

     o the nature of requests for information from Agribrands for the initiation of negotiations or discussions concerning such acquisition proposal.

     If Agribrands had received any inquiry or proposal that constituted, or could reasonably lead to, an acquisition proposal prior to December 31, 2000, then Agribrands, for an additional period of 15 days and subject to the disclosure requirements described above, would have had the right to:

     o continue to encourage and/or facilitate the making of an acquisition proposal;

     o continue to participate in discussions or negotiations with, or furnish information to, the inquirors in connection with, or take any other action to facilitate any inquiries or the making of any proposal by the inquirors that constitutes, or could reasonably be expected to lead to, an acquisition proposal; and

     o permit its officers, directors, and financial and legal advisors to engage in discussions with, and provide any information to, the inquirors for the purpose of receiving acquisition proposals.

     Agribrands did not receive any other proposals prior to December 31, 2000. After December 31, 2000, Agribrands may not, directly or indirectly, take any action to:

     o encourage, including by way of furnishing nonpublic information, solicit, initiate or facilitate any "acquisition proposal";

     o    enter into any agreement with respect to any acquisition proposal; or

     o participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or making of any proposal that constitutes, or could reasonably be expected to lead to, any acquisition proposal.

     However, the Merger Agreement does not prevent Agribrands, or its Board of Directors, from responding, before Agribrands shareholders approve the Merger Agreement, to an acquisition proposal that the Agribrands' Board of Directors determines in good faith is reasonably likely to result in a "superior proposal", as defined below, if the Board of Directors determines in good faith, after consultation with outside counsel, that such response is necessary to discharge properly its fiduciary duties to Agribrands' shareholders. In such an instance, before Agribrands shareholders approve the Merger Agreement, the Board of Directors may furnish information to the person making such an acquisition proposal pursuant to a customary confidentiality agreement, terms of which are no more favorable to the other party to such confidentiality agreement than those in place between Agribrands and Cargill. Furthermore, the Board of Directors as well as Agribrands' officers and financial and legal advisors may participate in discussions with respect to such acquisition proposal.

     A "superior proposal" is a bona fide acquisition proposal made by a third party which was not solicited, except in accordance with the terms of the Merger Agreement, by Agribrands, its subsidiaries, representatives or other affiliates and which, in the good faith judgment of the Board of Directors, taking into account, to the extent deemed appropriate by the Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal:

     o    if accepted, is reasonably likely to be consummated; and

     o if consummated, is reasonably likely to result in a transaction that is more favorable to Agribrands shareholders from a financial point of view than the transactions contemplated by the Merger Agreement.

     If the Board of Directors is prepared to accept a superior proposal or to withdraw, or modify or change in a manner adverse to Cargill its approval or recommendation of the completion of the merger, as set forth in the Merger Agreement, then Agribrands shall give Cargill three business days' notice. Cargill can then indicate that it may make an alternative proposal. If Cargill so indicates, Agribrands will establish an auction procedure whereby Cargill and the entity making the superior proposal will have the opportunity to make their respective offers to the Agribrands' Board of Directors for a period of three business days following the notice. Agribrands will accept the offer that the Board of Directors determines is reasonably likely to result in a transaction that is more favorable from a financial point of view to Agribrands' shareholders if completed. Furthermore, Agribrands may not definitively accept a superior proposal unless it concurrently terminates the Merger Agreement and, concurrently with such termination, makes the termination payment described below.

Termination

     The Merger Agreement may be terminated at any time prior to the completion of the merger, whether before or after the shareholder approvals have been obtained:

     o    by mutual consent of Agribrands and Cargill;

     o by Agribrands or Cargill, if there has been a material breach by the non-terminating party of any of the representations, warranties, covenants or agreements contained in the Merger Agreement, or any such representation and warranty shall have become untrue, such that the closing conditions shall not have been met, and in either such case, such breach or condition has not been promptly cured, within 30 days following receipt of written notice of such breach;

     o by either Cargill or Agribrands if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any governmental authority preventing or prohibiting consummation of the merger shall have become final and non-appealable, provided that the company seeking to terminate has used reasonable best efforts to cause the merger to be completed;

     o by either Cargill or Agribrands if the transactions contemplated by the Merger Agreement shall fail to receive the requisite vote for approval by Agribrands shareholders;

     o by Agribrands, before Agribrands shareholders approve the Merger Agreement, concurrently with its acceptance of a superior proposal;

     o by Cargill if Agribrands' Board of Directors withdraws, modifies, or changes its approval or recommendation of the merger, Merger Agreement and the transactions contemplated thereby; or

     o by either Cargill or Agribrands if the merger shall not have been consummated before an "end date" of April 30, 2001 unless extended by Agribrands or Cargill as described below and the failure of the effective time to occur by such date shall not be due to the failure of the party seeking to terminate the Merger Agreement in performing or observing in all material respects the covenants and agreements of such party contained in the Merger Agreement.

     If on April 30, 2001, Agribrands has not satisfied its obligation to deliver a supplemental ruling from the IRS and Cargill has not waived this obligation, but all other conditions have been satisfied or waived or shall be capable of being satisfied, then either Cargill or Agribrands may extend the end date to June 30, 2001. If the supplemental ruling letter has not been received by June 30, 2001, but the supplemental ruling request is still pending, Cargill (but not Agribrands) may extend the end date until August 31, 2001.

     If at any time prior to August 31, 2001 the IRS communicates to Agribrands that it declines to rule on the supplemental ruling request, or that it would rule adversely, Agribrands must notify Cargill, and Cargill may terminate the Merger Agreement and, if by the earlier of 30 days from the notification date or by August 31, 2001, Cargill has not agreed that the condition may be satisfied by an opinion of counsel, in form and substance reasonably acceptable to Cargill and acceptable to Ralston Purina, then Agribrands may terminate the Merger Agreement.

Termination Fee

     As set forth in more detail below, the Merger Agreement requires Agribrands to pay a termination fee to Cargill in specified circumstances.

     Agribrands shall pay to Cargill the sum of $10,000,000 in the event of the following:

     o    if all of the following occur:

          - Agribrands or Cargill terminate the Merger Agreement due to the occurrence of the "end date" or failure of Agribrands to obtain the supplemental ruling or opinion of counsel discussed above, or due to the failure of Agribrands to obtain the requisite shareholder vote to approve the Merger Agreement; and

          - prior to the special meeting, a third party announces an acquisition proposal for Agribrands; and

          - within twelve months of the termination of the Merger Agreement, Agribrands enters into a definitive agreement with respect to such acquisition proposal; or

     o if, prior to the special meeting, Agribrands terminates the Merger Agreement due to the acceptance of a superior proposal; or

     o if Cargill shall terminate the Merger Agreement due to the withdrawal or modification of, or change in, the recommendation of Agribrands Board of Directors.

Representations and Warranties

     The Merger Agreement contains customary representations and warranties of Agribrands and Cargill. Agribrands made representations and warranties relating to, among other things:

     o documents filed with the SEC and financial statements included in those documents;

     o    absence of certain changes or events; and

     o    related party transactions.

Covenants

     The Merger Agreement provides that, until the merger is completed, Agribrands will conduct its business in the ordinary course and consistent with past practice. Agribrands has agreed to use its reasonable best efforts to:

     o    preserve its business organizations;

     o    retain the services of its officers, agents and employees; and

     o    maintain satisfactory existing business relationships.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         PricewaterhouseCoopers LLP, independent public accountants for Agribrands, has advised Agribrands that it will have representatives present at the special meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     Agribrands does not presently intend to bring any matters other than those described in this proxy statement before its special meeting. Further, Agribrands does not have any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before the special meeting or any adjournment or postponement of the special meeting, the persons named in the enclosed proxy forms will vote the proxies in keeping with their judgment on such matters.

                          NO ANNUAL SHAREHOLDER MEETING

     Agribrands does not intend to hold a regular meeting of shareholders for 2001. Therefore, in accordance with the bylaws of Agribrands, the current directors will continue in office as directors until the merger. If the shareholders do not approve the merger with Cargill, then Agribrands will schedule an annual meeting of shareholders and solicit proxies for the election of directors at a date to be determined subsequent to the special meeting for the approval of the Cargill merger.

                              SHAREHOLDER PROPOSALS

     Under Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to us in a timely manner. However, due to the contemplated merger, Agribrands does not currently intend to hold a 2001 annual meeting of shareholders. In the event Agribrands would hold such a meeting, the Secretary of Agribrands will announce the date by which any such proposals must be received pursuant to the Agribrands bylaws.

                       WHERE YOU CAN FIND MORE INFORMATION

     All documents filed by Agribrands in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of Agribrands' special meeting are incorporated by reference into and are deemed to be a part of this proxy statement from the date of filing of those documents.

     You should rely only on the information contained in this proxy statement or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

     This proxy statement incorporates documents by reference which are not presented in or delivered with this proxy statement. We are also incorporating by reference additional documents that we may file with the SEC between the date of this proxy statement and the date of our special meeting. The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except to the extent any information is superseded by this proxy statement.

     Agribrands SEC Filings. The following documents which have been filed by Agribrands with the Securities and Exchange Commission (SEC File Number 001-1347) and contain important information about Agribrands and its finances, are incorporated into this proxy statement:

     o Our Annual Report on Form 10-K for the fiscal year ended August 31, 2000, filed with the SEC on November 29, 2000

     o Our Current Reports on Form 8-K dated October 26 and December 4, 2000 and March 7, 2001


     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended on November 30, 2000 filed with the SEC on January 10, 2001

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. In the event that a disclosure contained in this proxy statement becomes materially misleading or incomplete, Agribrands will recirculate a proxy statement and resolicit proxies in connection with the merger.


     The documents incorporated by reference into this proxy statement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement are not themselves specifically incorporated by reference in this proxy statement, then the exhibits will not be provided. Any request for documents should be made by April 9, 2001 to ensure timely delivery of the documents.


     Requests for documents should be directed to:

                         Agribrands International, Inc.
                         9811 South Forty Drive
                         St. Louis, Missouri 63124-1103
                         Attention:  Investor Relations
                         Telephone: (314) 812-0590

     We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

     Reports, proxy statements and other information concerning Agribrands may be inspected at:

                          New York Stock Exchange, Inc.
                                 20 Broad Street
                            New York, New York 10005

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding Agribrands. The address of the SEC website is http://www.sec.gov.

     If you have any questions about the merger, please call Agribrands Investor Relations at (314) 812-0590.

                                                                         Annex A





                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                              CARGILL, INCORPORATED

                            ABACUS Acquisition Corp.

                                       and

                         AGRIBRANDS INTERNATIONAL, INC.

                          dated as of December 1, 2000

                                Table of Contents

AGREEMENT AND PLAN OF MERGER...................................................1
         Recitals..............................................................1
ARTICLE I  THE MERGER; CLOSING.................................................1
         1.1.   The Merger.....................................................1
         1.2.   Directors and Officers.........................................2
         1.3.   Articles of Incorporation and Bylaws...........................2
ARTICLE II.  EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY.................2
         2.1.   Conversion of Merger Sub Stock.................................2
         2.2.   Conversion of Common Stock.....................................2
         2.3.   Surrender and Payment..........................................3
         2.4.   Options........................................................3
         2.5.   Withholding Rights.............................................4
ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................4
         3.1.   Organization and Good Standing.................................4
         3.2.   Capitalization.................................................4
         3.3.   Subsidiaries...................................................5
         3.4.   Authorization; Binding Agreement...............................5
         3.5.   Governmental Approvals.........................................5
         3.6.   No Violations..................................................6
         3.7.   Securities Filings and Litigation..............................6
         3.8.   Financial Statements...........................................7
         3.9.   Absence of Certain Changes.....................................7
         3.10.  Related Party Transactions.....................................7
         3.11.  Compliance with Laws...........................................8
         3.12.  Permits........................................................8
         3.13.  Finders and Investment Bankers.................................8
         3.14.  Material Contracts.............................................8
         3.15.  Employee Benefit Plans.........................................8
         3.16.  Taxes and Returns.............................................10
         3.17.  No Adverse Actions............................................11
         3.18.  Fairness Opinion..............................................11
         3.19.  Takeover Statutes and Charter.................................11
         3.20.  Rights Plan...................................................12
         3.21.  Ralston Purina Consents.......................................12
         3.22.  WPS Amendment to Management Continuity Agreement..............12
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT.........................12
         4.1.   Organization and Good Standing................................12
         4.2.   Authorization; Binding Agreement..............................12
         4.3.   Governmental Approvals........................................12
         4.4.   No Violations.................................................13
         4.5.   Financing.....................................................13
ARTICLE V.  ADDITIONAL COVENANTS OF THE COMPANY...............................13
         5.1.   Conduct of Business of the Company and the Company
                  Subsidiaries................................................13
         5.2.   Notification of Certain Matters...............................15
         5.3.   Access and Information........................................15
         5.4.   Shareholder Approval..........................................15
         5.5.   Reasonable Best Efforts.......................................16
         5.6.   Public Announcements..........................................16
         5.7.   Compliance....................................................16

         5.8.   Company Benefit Plans.........................................16
         5.9.   Solicitation of Acquisition Proposal..........................16
         5.10.  SEC and Shareholder Filings...................................18
         5.11.  Takeover Statutes.............................................18
         5.12.  Spin-off Covenant.............................................19
ARTICLE VI.  ADDITIONAL COVENANTS OF PARENT AND MERGER SUB....................19
         6.1.   Notification of Certain Matters...............................19
         6.2.   Reasonable Best Efforts.......................................20
         6.3.   Public Announcements..........................................20
         6.4.   Director and Officer Liability................................20
         6.5.   Company Employee Agreements...................................21
ARTICLE VII.  PROXY STATEMENT.................................................21
ARTICLE VIII.  CONDITIONS.....................................................21
         8.1.   Conditions to Each Party's Obligations........................21
         8.1.1. Company Shareholder Approval..................................22
         8.1.2. No Injunction or Action.......................................22
         8.1.3. Governmental Approvals........................................22
         8.1.4. HSR Act.......................................................22
         8.2.   Conditions to Obligations of the Company......................22
         8.2.1. Parent Representation and Warranties..........................22
         8.2.2. Performance by Parent.........................................22
         8.2.3. No Material Adverse Change....................................23
         8.2.4. Certificates and other Deliveries.............................23
         8.3.   Conditions to Obligations of Parent...........................23
         8.3.1. Company Representations and Warranties........................23
         8.3.2. Performance by the Company....................................23
         8.3.3. No Material Adverse Change....................................23
         8.3.4. Certificates and Other Deliveries.............................23
         8.3.5. Required Consents.............................................23
         8.3.6. Spin-off Covenant.............................................23
         8.3.7. Effectiveness of WPS Company Options..........................24
         8.3.8. Effectiveness of Consent and Agreement........................24
ARTICLE IX.  TERMINATION AND ABANDONMENT......................................24
         9.1.   Termination...................................................24
         9.2.   Effect of Termination.........................................25
ARTICLE X.  MISCELLANEOUS.....................................................26
         10.1.  Confidentiality...............................................26
         10.2.  Amendment and Modification....................................26
         10.3.  Waiver of Compliance; Consents................................26
         10.4.  Survival of Representations and Warranties....................26
         10.5.  Notices.......................................................27
         10.6.  Binding Effect; Assignment....................................28
         10.7.  Expenses......................................................28
         10.8.  Governing Law.................................................28
         10.9.  Counterparts..................................................28
         10.10. Interpretation................................................28
         10.11  Entire Agreement..............................................28
         10.12  Specific Performance..........................................28
         10.13  Third Parties.................................................28

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of December 1, 2000, by and between Cargill, Incorporated, a Delaware corporation ("Parent"), Abacus Acquisition Corp., a Missouri corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Agribrands International, Inc., a Missouri corporation (the "Company").

                                    Recitals

     A. The Special Committee of the Board of Directors of the Company has recommended and the Board of Directors of the Company has approved and deems it advisable and in the best interests of the Company and its shareholders to consummate the merger provided for herein (the "Merger"), pursuant to which Parent will acquire all of the common stock of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein. The Boards of Directors of Parent and Merger Sub have approved and deem it advisable and in the best interests of their respective companies and their respective shareholders to consummate the Merger upon the terms and subject to the conditions set forth herein.

     B.  Parent,    Merger  Sub  and  the   Company   desire  to  make   certain
representations, warranties, covenants and agreements in connection with the Merger.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                              THE MERGER; CLOSING

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement:

     (a) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the General and Business Corporation Law of Missouri (the "Missouri Code"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Missouri. As a result of the Merger, the Company shall become a direct, wholly owned subsidiary of Parent. After the Effective Time, the separate corporate existence of Merger Sub shall cease. The Merger shall have the effects as set forth in Section
351.450 of the Missouri Code.

     (b) The closing of the Merger (the "Closing") shall take place (a) at the offices of Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, Missouri, at 10:00 a.m. local time, on the fifth business day following the day on which the last to be fulfilled or waived of the conditions set forth in
Article IX (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     (c) As soon as practicable following the Closing, the parties shall (i) file articles of merger with respect to the Merger (the "Articles of Merger") in such form as is required by and executed in accordance with the Missouri Code and (ii) make all other filings or recordings required under the laws of Missouri. The Merger shall become effective at the date and time of the filing of the Articles of Merger (or such other date and time as may be agreed to by Parent and the Company and specified in the Articles of Merger as may be permitted by the Missouri Code). The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time."

     1.2. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, as of the Effective Time and until their successors are duly appointed or elected in accordance with the laws of Missouri or until their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation and after the Effective Time until such time as their successors shall be duly elected or appointed in accordance with the laws of Missouri or until their earlier death, resignation or removal.

     1.3. Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of the Company immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation as of the Effective Time.

                                  ARTICLE II.

              EFFECT OF THE MERGER ON SECURITIES OF THE COMPANYAND
                                   MERGER SUB

     2.1. Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Corporation of the Merger.

     2.2. Conversion of Common Stock. (a) Subject to the provisions of this Agreement, at the Effective Time each issued and outstanding share of common stock, par value $.01 per share, of the Company together with the associated rights issued pursuant to the Rights Agreement (as hereinafter defined) ("Company Common Stock"), shall be converted into the right to receive in cash from Parent, without interest, an amount equal to $54.50 (the "Merger Consideration");

     (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration upon the surrender of a certificate representing such shares of Company Common Stock, together with a duly completed Letter of Transmittal (as defined below), or a Letter of Transmittal with respect to shares of Company Common Stock held in book-entry form (the "Certificates"). To the extent that objecting shareholders' rights are available under Section 351.455 of the Missouri Code, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not voted for the approval of this Agreement and with respect to which such rights have been properly demanded in accordance with
Section 351.455 of the Missouri Code (collectively, the "Dissenting Shares") shall not be converted into the right to receive Merger Consideration at or after the Effective Time unless and until the holder of such shares becomes ineligible for such rights. If a holder of Dissenting Shares becomes ineligible under Section 351.455, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration upon surrender of the Certificates representing such Dissenting Shares in accordance with Section 2.3 of this Agreement. The Company shall give prompt notice to Parent of any demand received by the Company from an objecting shareholder of the Company demanding fair value for the shareholder's Company Common Stock. Prior to the Effective Time, except with the prior written consent of Parent, or as may otherwise be required under applicable law, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

     (c) Notwithstanding anything contained in this section to the contrary, each share of Company Common Stock issued and held in the Company's treasury or by any of the Company's subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

     (d) Notwithstanding the foregoing, each share of Company Common Stock owned by Parent or any of its subsidiaries ("Parent Subsidiaries") at the Effective Time shall, by virtue of the Merger, be canceled and retired without payment of any consideration therefor.

     (e) The Merger Consideration shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to Company Common Stock.

     2.3. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Paying Agent") for the purpose of exchanging the Certificates for the Merger Consideration. Immediately after the Effective Time, Parent shall deposit with or make available to the Paying Agent the Merger Consideration to be paid in respect of the shares of Company Common Stock (the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Paying Agent to send, to each record holder of shares of Company Common Stock, at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent) for use in such exchange (a "Letter of Transmittal").

     (b) Upon surrender to the Paying Agent of his Certificate together with a properly completed Letter of Transmittal, each holder of shares of Company Common Stock will be entitled to receive promptly the Merger Consideration in respect of the shares of Company Common Stock represented by his Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

     (d) Any portion of the Exchange Fund made available to or deposited with the Paying Agent pursuant to this Section 2.3 that remains unclaimed by the holders of Company Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for payment of such consideration without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the holders of Company Common Stock five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     2.4. Options. (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (the "Company Options") which is outstanding and unexercised immediately prior to the Effective Time shall be fully vested and converted at the Effective Time into the right to receive an amount of cash, without interest, equal to (1) the excess, if any, of the Merger

Consideration over the exercise price per share of Company Common Stock subject to such Company Option multiplied by (2) the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time.

     (b) At the Effective Time, each stock appreciation right ("SAR") granted by the Company which is outstanding and unexercised immediately prior to the Effective Time shall be fully vested and converted at the Effective Time into the right to receive an amount of cash, without interest, equal to (1) the excess, if any, of the Merger Consideration over the fair market value on the date of grant of each share of Company Common Stock subject to the SAR multiplied by (2) the number of shares of Company Common Stock subject to such SAR immediately prior to the Effective Time.

     2.5. Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Company Options pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Parent so withholds amounts, such amounts shall be treated for all purposes as having been paid to the holder of Company Common Stock or Company Options, as the case may be, in respect of which Parent made such deduction and withholding.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or as otherwise expressly contemplated by this Agreement.

     3.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Each of the Company's subsidiaries (the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and the Company Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities, or the results of operations of the Company and the Company Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations set forth in this Agreement, or (iii) the ability of the Company to timely consummate the transactions contemplated by this Agreement. The Articles of Incorporation and Bylaws of the Company and the Company Subsidiaries will not be amended prior to the Closing Date. The Company and the Company Subsidiaries have all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses substantially as now being conducted and necessary to own, operate and lease their properties and assets.

     3.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). Of such authorized shares, as of the date hereof, there are issued and outstanding 9,813,851 shares of Company Common Stock, 854,060 shares of Company Common Stock are issued and held in the treasury of Company, no shares of the Company Preferred Stock have been designated or issued, and no other capital stock of Company is issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws (as hereinafter defined). Except as set forth in the Company Disclosure Schedule, as of the date hereof there are no outstanding rights, including stock appreciation rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as set forth in the Company Disclosure Schedule, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of the Company and the Company Subsidiaries or the ownership thereof other than those imposed by the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), applicable state securities Laws or applicable corporate Law.

     3.3. Subsidiaries. Each Company Subsidiary is wholly owned by the Company and all of the capital stock and other interests of the Company Subsidiaries so held by the Company are directly or indirectly owned by it, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Company Subsidiaries directly or indirectly held by the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Company Subsidiaries held by the Company and no equity securities or other interests of any of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

     3.4. Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of Company in accordance with the Missouri Code and the Articles of Incorporation and Bylaws of the Company). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity ("Enforceability Exceptions").

     3.5. Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of the Company or any of the Company Subsidiaries is required in connection with the execution or delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri in accordance with the Missouri Code, (ii) filings with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"), (iii) Consents from or with Governmental Authorities set forth on the Company Disclosure Schedule, (iv) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"),
(v) a Second Supplemental Ruling Letter (as defined in Section 1.4 of the Consent and Agreement (as defined below)), and (vi) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have a Company Material Adverse Effect.

     3.6. No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of the Company or any of the Company Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Material Contract (as hereinafter defined) or other material obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound,
(iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or any Company Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in
Section 3.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which the Company or any Company Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have a Company Material Adverse Effect. The Agreement and Plan of Reorganization, dated as of August 7, 2000, by and between Ralcorp Holdings, Inc. ("Ralcorp") and the Company and the agreements ancillary thereto to which the Company is a party have been terminated and the Company shall have no further obligations thereunder (other than the obligation to pay a termination fee of $5 million to Ralcorp in connection with the Company's entering into this Agreement).

     3.7. Securities Filings and Litigation. The Company has made available to Parent true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended August 31, 1998, 1999 and 2000, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of the Company since April 1, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the SEC since April 1, 1998. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this section, are referred to collectively herein as the "Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Securities Filings subsequent to the date hereof, will comply in all material respects with the Exchange Act or the Securities Act, as applicable.

There is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of the Company or any of its subsidiaries or otherwise relating to the Company or any of its subsidiaries or the securities of any of them, or any properties or rights of the Company or any of its subsidiaries or any Benefit Plan of the Company or any of its subsidiaries which is required to be described in any Securities Filing that is not so described. No event has occurred as a consequence of which the Company would be required to file a Current Report on Form 8-K pursuant to the requirements of the Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the SEC after the date hereof shall be provided to Parent on the date of such filing.

     3.8. Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Securities Filings (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act.

     3.9. Absence of Certain Changes. Except as set forth in the Securities Filings filed by the Company prior to the date of this Agreement, since August 31, 2000, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") (except for those Events caused by (x) conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or U.S./foreign currency exchange ratios involving multiple countries), (y) conditions affecting the animal feed industry in the regions in which Company operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or would reasonably be expected to have a Company Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Company or any Company Subsidiary wholly owned by the Company) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company or any Company Subsidiary; (iii) any return of any capital or other distribution of assets to shareholders of the Company or any Company Subsidiary (except to the Company or any Company Subsidiary wholly owned by the Company); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; or (v) any other action or agreement or undertaking by the Company or any Company Subsidiary that, if taken or done on or after the date hereof without Parent's consent, would result in a breach of Section 5.1, below, and that has had or would reasonably be expected to have a Company Material Adverse Effect.

     3.10. Related Party Transactions. Except as set forth in the Securities Filings filed by the Company prior to the date of this Agreement, since August 31, 2000, the Company has not entered into any relationship or transaction of a sort that would be required to be disclosed pursuant to Item 404 of Regulation S-K by the Company in a proxy statement in connection with an annual meeting of shareholders.

     3.11. Compliance with Laws. The business of the Company and each Company Subsidiary has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary has conducted its business in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation has had or would reasonably be expected to have a Company Material Adverse Effect.

     3.12. Permits. The Company and the Company Subsidiaries have all material permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses (collectively, "Permits"), and neither the Company nor any Company Subsidiary is in violation of any Permit, and no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Permit, except any such violation or proceeding which does not and would not reasonably be expected to have a Company Material Adverse Effect.

     3.13. Finders and Investment Bankers. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreements with Wasserstein Perella & Co., Inc. and Houlihan Lokey Howard & Zukin, accurate and complete copies of which have been provided to Parent.

     3.14. Material Contracts. Neither the Company nor any Company Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any Securities Filing ("Material Contract") that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. The Company has made available to Parent true and accurate copies of the Material Contracts. All such Material Contracts are valid and binding and are in full force and effect and enforceable against the Company or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section
3.6 above, (i) no Consent of any person is needed in order that each such Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have a Company Material Adverse Effect, and (ii) neither the Company nor any of its subsidiaries is in violation or breach of or default under any such Material Contract; nor to the Company's knowledge is any other party to any such Material Contract in violation or breach of or default under any such Material Contract in each case where such violation or breach would have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or is subject to any contract or agreement that limits the ability of the Company or any Company Subsidiary, or would limit the ability of Parent or any subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any person or in any geographic area or during any period.

     3.15. Employee Benefit Plans. (a) There are no Benefit Plans (as defined below) or Foreign Plans (as defined below) maintained or contributed to by the Company or a Company Subsidiary under which the Company or a Company Subsidiary could incur any material liability other than the benefit obligations thereunder. A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause,
(a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase, stock appreciation or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of a specified person or their beneficiaries or dependents, (b) a multi-employer plan as defined in Section 3(37) of ERISA (a "Multi-Employer Plan"), or (c) a multiple employer plan as defined in Section 413 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) With respect to each Benefit Plan (where applicable): the Company has made available to Parent complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) the most recent annual report on the Form 5500 series; (iii) the most recent financial statement and/or annual and periodic accounting of plan assets; (iv) the most recent determination letter received from the IRS; and (v) the most recent summary plan description as defined in ERISA.

     (c) With respect to each Benefit Plan while maintained or contributed to by the Company: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and, to the knowledge of the Company, nothing has since occurred to cause the loss of the Benefit Plan's qualification; (ii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and, to the knowledge of the Company, there exists no circumstance under which the Company or Parent could incur liability under ERISA, the Code or otherwise; (iii) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (iv) all contributions and premiums due have fully been made and paid on a timely basis; and (v) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the Financial Statements in a manner satisfying the requirements of Financial Accounting Standards 87 and 88 except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a Company Material Adverse Effect.

     (d) No  Benefit  Plan is a  pension  plan  subject  to Title IV of ERISA or
Section 412 of the Code. Each of the Benefit Plans has been maintained in compliance with its terms and all applicable Laws, except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. The Company does not contribute to, or have any outstanding liability with respect to, any Multi-employer Plan.

     (e) With respect to each Benefit Plan which is a welfare plan (as defined in ERISA Section 3(1)): (i) any liability for medical or death benefits with respect to current or former employees beyond their termination of employment (except as may be required by applicable Law) is provided for in the Financial Statements to the extent required by generally accepted accounting principles;
(ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; (iii) no term or provision of any such plan prohibits the amendment or termination thereof; (iv) Company has complied with Code Section 4980B, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a Company Material Adverse Effect; and (v) each such Benefit Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements.

     (f) Except as provided in Section 5.8 below, the consummation of the Merger will not, either alone or in conjunction with another event under the terms of any Benefit Plan: (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual; or (iii) give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. William P. Stiritz is not entitled to any additional payment or other compensation as a result of the execution of this Agreement, the consummation of the Merger or any of the actions contemplated hereunder.

     (g) With respect to each Benefit Plan which is contributed to or required to be maintained by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "Foreign Plans") except, in each case, for any deviations from the below which do not and would not reasonably be expected to have a Company Material Adverse Effect:

         (i) Each of the Foreign Plans is in compliance with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans;

         (ii) All contributions to, and payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the balance sheet;

         (iii) All reports, returns and similar documents, if any, with respect to any Foreign Plan required to be filed with any governmental body or distributed to any Foreign Plan participant have been duly and timely filed or distributed or will be filed or distributed by the Closing Date, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan;

         (iv) Each of the Foreign Plans has been administered at all times in accordance with its terms. To the knowledge of the Company, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operations of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and

          (v) The consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any Foreign Plan other than the triggering of payment to participants.

     3.16. Taxes and Returns. (a) The Company and each of the Company Subsidiaries have timely filed or caused to be filed all material Tax Returns required to be filed by it, and all Tax Returns filed by the Company and the Company Subsidiaries are true, complete and correct in all material respects.

     (b) The Company and the Company Subsidiaries have each timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Financial Statements have been established.

     (c) There are no claims or assessments pending against the Company or any of the Company Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of the Company Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the Financial Statements have been established or which are being contested in good faith or are immaterial in amount).

     (d) There are no material federal, state, local or foreign audits or administrative proceedings pending with regard to any material amounts of Tax or Tax Return of the Company or the Company Subsidiaries and none of them has received a written notice of any proposed material audit or proceeding.

     (e) Neither the Company nor any of the Company Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes.

     (f) There are no outstanding requests by the Company or any of the Company Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

     (g) There are no liens for material amounts of Taxes on the assets of the Company or any of the Company Subsidiaries except for statutory liens for current Taxes not yet due and payable.

     (h) Neither the Company nor any Company Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of the Company Subsidiaries in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (i) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, withholding, estimated, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

     3.17. No Adverse Actions. There is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of the Company Subsidiaries, with any supplier, customer or other person except such as would not reasonably be expected to have a Company Material Adverse Effect. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which would reasonably be expected to have a Company Material Adverse Effect.

     3.18. Fairness Opinion. The Company's Board of Directors and the Independent Committee of the Company's Board of Directors received from Wasserstein Perella & Co., Inc. an opinion to the effect that the Merger Consideration is fair to the holders of the shares of Company Common Stock from a financial point of view.

     3.19. Takeover Statutes and Charter. No "business combination," "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Sections 351.407 and
351.459 of the Missouri Code, applicable to the Company or any of the Company Subsidiaries is applicable to the Merger, this Agreement or the other transactions contemplated hereby (inasmuch as Company has approved the transactions contemplated by this Agreement for purposes of Section 351.459 of the Missouri Code and has taken all other requisite corporate action under the Takeover Statutes). The provisions of Article Four of the Articles of Incorporation of the Company are not applicable to the Merger, this Agreement or the other transactions contemplated hereby (inasmuch as there are one or more "Continuing Directors" (as defined in the Articles of Incorporation of the Company) and the Merger has been approved by a majority of them).

     3.20. Rights Plan. Under the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, dated as of March 31, 1998 and as amended on August 7, 2000 and on the date hereof (the "Rights Agreement"), neither Merger Sub, Parent nor any of their affiliates will become an "Acquiring Person," no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur, and the holders of any rights issued pursuant to the Rights Agreement will not be entitled to receive any benefits under the Rights Agreement as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the Merger.

     3.21. Ralston Purina Consents. The Company and Ralston Purina Company ("RP") have duly executed and delivered a Consent and Agreement as of the date set forth in the form attached as Exhibit A hereto (the "Consent and Agreement"). The Consent and Agreement is valid and binding and in full force and effect, and is enforceable against the parties (including by Parent) in accordance with its terms.

     3.22. WPS Amendment to Management Continuity Agreement. The Company and William P. Stiritz have duly executed and delivered the Second Amendment to the Management Continuity Agreement and Tax Indemnification Agreement in the form attached as Exhibit B hereto (the "WPS Continuity Agreement Amendment").

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents a nd warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") or as otherwise expressly contemplated by this Agreement.

     4.1. Organization and Good Standing. Parent and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Missouri, respectively. Each of Parent and Merger Sub is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" shall mean a material adverse effect on (i) the ability of Parent and Merger Sub to perform their obligations set forth in this Agreement or (ii) the ability of Parent and Merger Sub to timely consummate the transactions contemplated by this Agreement.

     4.2. Authorization; Binding Agreement. Parent and Merger Sub each have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of Parent's and Merger Sub's Board of Directors and by Parent in its capacity as sole shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes the legal, valid and binding agreements of both Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

     4.3. Governmental Approvals. No Consent from or with any Governmental Authority on the part of Parent or Parent Subsidiaries is required in connection with the execution or delivery by each of Parent and Merger Sub of this Agreement or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri in accordance with the Missouri Code, (ii) filings with the SEC and state securities laws administrators, (iii) Consents from or with Governmental Authorities set forth on the Parent Disclosure Schedule, (iv) filings under the HSR Act, and (v) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have a Parent Material Adverse Effect.

     4.4. No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by each of Parent and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of Parent or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any material obligation to which Parent or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Parent or any Parent Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 above, contravene any Law currently in effect to which Parent or any Parent Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have a Parent Material Adverse Effect.

     4.5. Financing. As of the Closing Date, Parent will have the funds, either from its available cash and cash equivalents or from borrowings to be made under its existing credit facilities or other financing sources, necessary to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE V.
                       ADDITIONAL COVENANTS OF THE COMPANY

     The Company covenants and agrees as follows:

     5.1. Conduct of Business of the Company and the Company Subsidiaries. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct, and it shall cause the Company Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and the Company shall, and it shall cause the Company Subsidiaries to, use its or their respective reasonable best efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, neither the Company nor any Company Subsidiary will, without the prior written consent of Parent:

          (i) amend or propose to amend its Articles or Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

          (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any Company Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of the Company or any Company Subsidiary, except for the issuance of shares of Company Common Stock pursuant to the exercise of the Company Options outstanding on the date of this Agreement in accordance with their present terms;

         (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a

     Company Subsidiary wholly owned by the Company, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

         (iv) (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms and conditions prevailing in the market; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to a Company Subsidiary and customary travel, relocation or business advances to employees made in the ordinary course of business consistent with past practice); provided that, after notifying Parent, the Company and Company Subsidiaries may make capital expenditures that are in the ordinary course of business consistent with past practice and in accordance with the capital budget for the Company previously furnished to Parent (provided, further that, without the prior written consent of Parent, the capital expenditures made with respect to any individual project shall not exceed $250,000 and total capital expenditures in any three month period shall not exceed $5 million, in the aggregate); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties other than to secure debt permitted under (a) of this clause (iv) and other than transfers in the ordinary course of business consistent with past practice;.

         (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, management continuity, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than (a) as required pursuant to the terms of agreements in effect on the date of this Agreement, or (b) with respect to non-officer employees, such as are in the ordinary course of business consistent with past practice.

         (vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice;

         (vii) make or rescind any express or deemed election relating to Taxes of the Company, unless required to do so by applicable Law;

         (viii) settle or compromise any Tax liability of the Company or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

         (ix) file or cause to be filed any amended Tax Return with respect to the Company or any Company Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of the Company or any Company Subsidiaries; or

         (x) prepare or file any Tax Return of the Company inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law.

         Furthermore, the Company covenants that from and after the date of this Agreement, unless Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each of the Company Subsidiaries to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Permits necessary for, or otherwise material to, such business.

     5.2. Notification of Certain Matters. The Company shall give prompt notice to Parent if any of the following occurs after the date of this Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any Material Contract; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 3.5 or 3.6 above or not required to be disclosed pursuant to the terms thereof; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have a Company Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting the Company or any Company Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of the Company or any Company Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of the Company, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger, or any material development in connection with any Litigation disclosed by the Company in or pursuant to this Agreement or the Company Securities Filings; (vi) the occurrence of any Event that would reasonably be expected to cause a breach by the Company of any provision of this Agreement, and (vii) the occurrence of any Event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a breach by the Company of any provision of this Agreement.

     5.3.  Access and  Information.  Between the date of this  Agreement and the
Effective Time, the Company will give, and will cause each of the Company Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, Parent, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, Tax Returns (and supporting schedules), books and records of or pertaining to the Company and the Company Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of applicable securities laws or the NYSE. The foregoing access will be subject to restrictions contained in confidentiality agreements to which the Company is subject; provided that the Company shall use its reasonable best efforts to obtain waivers of such restrictions.

     5.4. Shareholder Approval. As soon as practicable, the Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby and for such other purposes as may be necessary or desirable in the opinion of Parent and the Company in connection with effectuating the transactions contemplated hereby (the "Company Proposal"). Except as otherwise contemplated by this Agreement and subject to the exercise of their fiduciary duties, the Board of Directors of the Company (i) will recommend to the shareholders of the Company that they approve the Company Proposal, and (ii) will use its reasonable best efforts to obtain any necessary approval by the Company's shareholders of the Company Proposal, including, without limitation, voting the shares of Company Common Stock held by such directors for such adoption and approval.

     5.5. Reasonable Best Efforts. Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, (ii) the defending of any Litigation against the Company or any Company Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and
(iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. The Company will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any Litigation referred to in clause (ii) above brought against or involving the Company or any Company Subsidiary.

     5.6. Public Announcements. So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Company Proposal or the transactions contemplated by this Agreement without the consent of Parent which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NYSE or any securities exchange, in which case the Company, to the extent practicable, prior to making such announcement, shall consult with Parent regarding the same.

     5.7. Compliance. In consummating the Merger and the transactions contemplated hereby, the Company shall comply, and/or cause the Company Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

     5.8. Company Benefit Plans. Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of the Company or a Company Subsidiary shall be made without the consent of Parent; nor shall the Company or a Company Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Neither the Company nor any Company Subsidiary shall make any amendment to any Benefit Plan or any awards thereunder without the consent of Parent.

     5.9. Solicitation of Acquisition  Proposal.  (a) Subject to compliance with
Section 5.9(c), for a period of thirty (30) days from the date of this Agreement (the "Initial Solicitation Period"), the Company shall have the right to, directly or indirectly, take action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal (as defined in Section 5.9(d)), or (2) participate in discussions or negotiations with, or furnish information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the Company and its advisors and representatives may furnish information only pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those then in place with Parent. It is expressly understood and agreed that subject to compliance with
Section 5.9(c) and the proviso set forth in the prior sentence, during the Initial Solicitation Period, the Company's officers, directors, and financial and legal advisors shall be permitted to actively encourage and solicit inquiries from, initiate and engage in discussions with, and provide any information to, any party for the purpose of receiving any Acquisition Proposal without violating this Agreement. In the event that during the Initial Solicitation Period, the Company receives any inquiry or proposal that constitutes, or could reasonably lead to, an Acquisition Proposal (any of the foregoing, an "Initial Period Acquisition Inquiry"), then, subject to compliance with Section 5.9(c) and the proviso contained in the first sentence of this
Section 5.9(a), for fifteen days after the Initial Solicitation Period (and prior to the Company Shareholders Meeting), the Company shall have the right to
(A) continue to encourage (including by way of furnishing nonpublic information) and/or facilitate the making of Acquisition Proposals by persons that made Initial Period Acquisition Inquiries (the "Initial Period Inquirors"), (B) continue to participate in discussions or negotiations with, or furnish information to, the Initial Period Inquirors in connection with, or take any other action to facilitate any inquiries or the making of any proposal by the Initial Period Inquirors that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal from such Initial Period Inquirors, and (C) permit its officers, directors, and financial and legal advisors to engage in discussions with, and provide any information to, the Initial Period Inquirors for the purpose of receiving Acquisition Proposals from the Initial Period Inquirors. In the event that, during the Initial Solicitation Period (or during the subsequent 15 days, if from an Initial Period Inquiror), the Company receives an Acquisition Proposal that the Board of Directors of the Company determines in good faith is reasonably likely to result in a Superior Proposal (as defined in Section 5.9(d)), then, subject to (x) compliance with Section 5.9(c) and the proviso contained in the first sentence of this Section 5.9(a) and (y) if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is reasonably likely to be necessary to do so to discharge its fiduciary duties to the shareholders of the Company, the Company may, following the Initial Solicitation Period and prior to the Company Shareholders Meeting, (A) continue to encourage (including by way of furnishing nonpublic information) and/or facilitate such Acquisition Proposal,
(B) continue to participate in discussions or negotiations with, or furnish any information to, the person making such Acquisition Proposal, and (C) permit its officers, directors, and financial and legal advisors to engage in discussions with, and provide any information to, the person making such Acquisition Proposal without violating this Agreement.

     (b) Subject to Section 5.9(a) above, after the Initial Solicitation Period, the Company shall not, directly or indirectly, take any action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal, (2) enter into any agreement with respect to any Acquisition Proposal or (3) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to shareholders, the Company may, prior to the Company Shareholders Meeting, in response to an Acquisition Proposal that the Board of Directors of the Company determines in good faith is reasonably likely to result in a Superior Proposal and subject to such party's compliance with Section 5.9(c), (A) furnish information with respect to the Company to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those then in place with Parent and (B) participate in discussions with respect to such Acquisition Proposal. It is expressly understood and agreed that with respect to the foregoing proviso, the Company's legal and financial advisors shall be able to make inquiries, and engage in discussions, with any party that has made an Acquisition Proposal (and such party's legal and financial advisors) in order to elicit information to allow the Company's Board of Directors to determine in good faith if such Acquisition Proposal is reasonably likely to result in a Superior Proposal.

     (c) The Company will as promptly as practicable (but in any event within two business days) (x) communicate to Parent any Acquisition Proposal received by the Company or any of its advisors or representatives (in each case, whether written or oral), including the material terms of any such proposal (including any changes or amendments thereto) and the identity of the person and its affiliates making the same, and (y) inform Parent of any information requested from the Company or any of its advisors or representatives, and of any negotiations or discussions being sought to be initiated with the Company or any of its advisors or representatives, in each case in connection with any Acquisition Proposal. The Company will keep Parent informed of the status of any discussions, negotiations or further inquiries regarding any Acquisition Proposal, including, without limitation, providing Parent with copies of (x) any written Acquisition Proposals or written indications of interest with respect to potential Acquisition Proposals received by the Company or any of its advisors or representatives and (y) any information delivered to any person in connection with any Acquisition Proposal or potential Acquisition Proposal which has not been previously delivered to Parent.

     (d) "Acquisition Proposal" means any offer or proposal concerning any (1) merger, consolidation, business combination, or similar transaction involving the Company, (2) sale, lease or other disposition of assets of the Company representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (3) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company or (4) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting capital stock of the Company. "Superior Proposal" means a bona fide Acquisition Proposal made by a third party which was not solicited by the Company in violation of this Agreement, its subsidiaries, representatives or other affiliates and which, in the good faith judgment of the Company's Board of Directors, taking into account, to the extent deemed appropriate by the Company's Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is more favorable to the Company's shareholders (in their capacity as shareholders), from a financial point of view, than the transactions contemplated by this Agreement.

     (e) If the Company's Board of Directors is prepared to accept a Superior Proposal or to withdraw, or modify or change in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger and/or the Company Proposal, then the Company shall give Parent three business days notice thereof and furnish Parent with a copy of an agreement the Company is prepared to execute with respect to the transaction contemplated by such proposal. If Parent indicates that it may make an alternative proposal, the Company will establish an auction procedure whereby, for a period of three business days following the day in which the Company shall have given the notice referred to in the prior sentence, Parent and the party making the Superior Proposal will have the opportunity to make their respective offers to be considered by the Company. The Company shall accept the offer from such party that the Company's Board of Directors shall have determined that, if consummated, is reasonably likely to result in a transaction that is more favorable to the Company's shareholders (in their capacity as shareholders) from a financial point of view. Notwithstanding anything to the contrary contained herein, the Company may not definitively accept a Superior Proposal unless the Company concurrently therewith terminates this Agreement pursuant to Section 9.1(f) and, concurrently with such termination, makes the payment required by Section 9.2(b).

     5.10. SEC and Shareholder Filings. The Company shall send to Parent a copy of all public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

     5.11. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the transactions contemplated hereby, the Company and the members of its Board of Directors will grant such approvals and will take such other actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the transactions contemplated hereby.

     5.12 Second Supplemental Ruling Letter.

     (a) The Company shall use reasonable best efforts to obtain from the Internal Revenue Service (the "IRS") a Second Supplemental Ruling Letter (as defined in Section 1.4 of the Consent and Agreement). In that regard, as promptly as possible following the execution of this Agreement, the Company, through its outside tax counsel, Sutherland Asbill & Brennan LLP ("SAB"), shall prepare and file a request for a Second Supplemental Ruling Letter from the IRS. The request for such supplemental ruling letter (including any subsequent submissions) is hereafter referred to as the "Second Supplemental Ruling Request." In addition, the Company, through SAB, shall engage in such discussions with the IRS as are reasonably necessary to facilitate the obtaining of the Second Supplemental Ruling.

     (b) Parent agrees to use reasonable best efforts to cooperate fully and promptly with the Company and SAB in reviewing drafts of the Second Supplemental Ruling Request (which drafts shall be made available, when reasonably complete, to Parent and its outside tax counsel, Fried, Frank, Harris, Shriver & Jacobson ("FF")), and in otherwise responding to any reasonable requests for information that may be reasonably required in connection with the preparation or IRS processing of the Second Supplemental Ruling Request. Prior to being filed with the IRS, the Second Supplemental Ruling Request, and any subsequent written submissions that may be required by the IRS in connection with its processing of the Second Supplemental Ruling Request, shall be approved by Parent or FF, which approval shall be communicated in writing to SAB and shall not be unreasonably withheld. The Company, through SAB, shall promptly advise Parent, through FF, of all communications with the IRS in connection with its processing of the Second Supplemental Ruling Request and provide Parent and FF, with copies of all such communications that are in writing. The Company shall provide Parent and FF reasonable notice of any meeting or discussions with the IRS with respect to the Second Supplemental Ruling Request and give Parent and FF the opportunity to attend such meetings and participate in such discussions. In the event that Parent seeks an opinion of counsel with respect to the tax effect of the Merger on the Company's spin-off from RP, the Company shall provide such counsel with such representations as are reasonably necessary to support such opinion.

     (c) Notwithstanding  anything to the contrary contained herein,  subject to
Section 5.12(a), Parent in its sole discretion may at any time agree (by providing written notice to the Company) that the condition set forth in Section
8.3.6 may be satisfied by delivery to RP of a Tax Opinion.

                                   ARTICLE VI.
                  ADDITIONAL COVENANTS OF PARENT AND MERGER SUB

     Parent and Merger Sub covenant and agree as follows:

     6.1. Notification of Certain Matters. Parent shall give prompt notice to the Company if any of the following occurs after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 4.3 or 4.4 above or not required to be disclosed pursuant to the terms thereof; (ii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an Event which would reasonably be expected to have a Parent Material Adverse Effect;
(iv) the commencement or threat of any Litigation involving or affecting Parent or any Parent Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Parent or any Parent Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of Parent, which relates to the consummation of the Merger; and (v) the occurrence of any Event that would reasonably be expected to cause a breach by Parent of any provision of this Agreement.

     6.2. Reasonable Best Efforts. Subject to the terms and conditions herein provided, Parent and Merger Sub agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby, (ii) the defending of any Litigation against Parent or any Parent Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Parent and Merger Sub agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

     6.3. Public Announcements. So long as this Agreement is in effect, Parent shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Company Proposal or the transactions contemplated by this Agreement without the consent of the Company which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NYSE or any securities exchange, in which case Parent, to the extent practicable, prior to making such announcement, shall consult with the Company regarding the same.

     6.4. Director and Officer Liability. (a) The Surviving Corporation shall indemnify and hold harmless and advance expenses to the present and former officers and directors of the Company, and each person who prior to the Effective Time becomes an officer or director of the Company (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) to the fullest extent permissible under applicable law (collectively, the "Indemnified Losses"). Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 6.4(a). The Surviving Corporation shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to the Surviving Corporation the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by the Surviving Corporation in connection with such matter.

     (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) covering each Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof (which policies have been made available by the Company to Parent); provided that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of premium paid by the Company as of the date hereof for such insurance, then the Surviving Corporation shall provide a policy with the best coverage as shall then be available at 200% of such rate.

     (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 6.4 shall be in addition to any rights such Indemnified Person may have under the Articles of Incorporation or Bylaws of the Company, any agreement providing for indemnification, or under the laws of the State of Missouri or any other applicable Laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     6.5. Company Employee Agreements. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with its terms, each existing management continuity agreement and other severance arrangement of the Company or between the Company and any of its officers or employees.

                                  ARTICLE VII.
                                 PROXY STATEMENT

     Parent and the Company shall cooperate and promptly prepare and the Company shall file with the SEC as soon as practicable a proxy statement with respect to the Company Shareholders Meeting (the "Proxy Statement"). The parties will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall use all reasonable efforts, and Parent will cooperate with the Company, to have the Proxy Statement cleared by the SEC as promptly as practicable. The Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any verbal comments with respect to the Proxy Statement received from the SEC. The Company agrees that the Proxy
Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the Company Shareholders Meeting will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning Parent furnished to the Company by Parent specifically for use in the Proxy Statement. Parent agrees that the written information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Shareholders Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent. The Company will advise Parent promptly of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Whenever any event or condition affecting the Company or Parent occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, such party will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and in mailing to shareholders of the Company, such amendment or supplement.

                                  ARTICLE VIII.
                                   CONDITIONS

     8.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

         8.1.1. Company Shareholder Approval. The Merger shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of the Company in accordance with the Missouri Code and the Company's Articles of Incorporation.

         8.1.2. No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn by the Effective Time. Parent and the Company shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Effective Time.

         8.1.3. Governmental  Approvals.  All  Consents  of   any   Governmental
Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereafter defined), except (x) as may be waived by Parent or (y) those the failure of which to obtain will have neither a Company Material Adverse Effect nor a Parent Material Adverse Effect. The term "Final Order" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy with such or any other Governmental Authority is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

         8.1.4. HSR Act. The waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted, and no action, suit, proceeding or investigation shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a Final Order having the effect of permitting the consummation of the transactions contemplated by this Agreement shall have been entered against such Department or Commission, as the case may be.

     8.2. Conditions to Obligations of the Company. The obligation of the Company to effect the Company Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by the Company:

         8.2.1. Parent Representation and Warranties. As of the Closing Date, none of the representations or warranties of Parent contained in this Agreement, disregarding any qualifications herein regarding materiality or Parent Material Adverse Effect, shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a Parent Material Adverse Effect.

         8.2.2. Performance by Parent. Parent shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent on or prior to the Closing Date.

         8.2.3. No Material Adverse Change. There shall not have occurred after the date hereof any Event that has had or reasonably would be expected to have a Parent Material Adverse Effect.

         8.2.4. Certificates and other Deliveries. Parent shall have delivered to the Company a certificate executed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Subsections 8.2.1, 8.2.2 and 8.2.3, above, have been satisfied.

     8.3. Conditions to Obligations of Parent. The obligations of Parent to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by Parent:

         8.3.1. Company Representations and Warranties. As of the Closing Date, none of the representations or warranties of the Company contained in this Agreement, disregarding any qualifications herein regarding materiality or Company Material Adverse Effect shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a Company Material Adverse Effect.

         8.3.2. Performance by the Company. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company on or prior to the Closing Date.

         8.3.3. No Material Adverse Change. There shall have not occurred after the date hereof any Event (except for those Events caused by (x) conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or U.S./foreign currency exchange ratios involving multiple countries),
(y) conditions affecting the animal feed industry in the regions in which the Company operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or reasonably would be expected to have a Company Material Adverse Effect.

         8.3.4. Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate executed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Subsections 8.3.1, 8.3.2 and 8.3.3, above and 8.3.7 below, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Missouri stating that the Company is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and of the shareholders of the Company approving the Company Proposal, certified by the Secretary or an Assistant
Secretary of the Company; (iv) a true and complete copy of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Missouri, and a true and complete copy of the Bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company; and (v) such other documents and instruments as Parent reasonably may request.

         8.3.5. Required Consents. Any required Consents of any person to the Merger or the transactions contemplated hereby as described in Sections 3.5, 3.6, 4.3 and 4.4 shall have been obtained and be in full force and effect, except for those the failure of which to obtain will have neither a Company Material Adverse Effect nor a Parent Material Adverse Effect.

         8.3.6. Spin-Off Ruling/Opinion. The Company shall have delivered to RP a Second Supplemental Ruling Letter from the IRS (in form and substance reasonably acceptable to Parent) or, in the event that Parent has agreed that the condition contained in this Section 8.3.6 may be satisfied by delivery to RP of a Tax Opinion (as defined below) as contemplated by Sections 5.12(c) and/or

9.1(d), RP shall have received an opinion of counsel (in form and substance reasonably acceptable to Parent) as contemplated by Section 1.4 of the Consent and Agreement (a "Tax Opinion").

         8.3.7.  Effectiveness of WPS Continuity  Agreement  Amendment.  The WPS
Continuity   Agreement  Amendment  shall  be  in  full  force  and  effect,  and enforceable against William P. Stiritz in accordance with its terms.

         8.3.8. Effectiveness of Consent and Agreement. The Consent and Agreement shall be in full force and effect, and enforceable against the parties (including by Parent) in accordance with its terms.

                                   ARTICLE IX.
                           TERMINATION AND ABANDONMENT

     9.1. Termination

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company:

         (a) by mutual consent of the Company and Parent;

         (b) (1) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 8.2.1 or Section 8.2.2 will not be satisfied and, in either such case, such breach or condition has not been promptly cured within 30 days following receipt by Parent of written notice of such breach; (2) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 8.3.1 or Section 8.3.2 will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

         (c)  by  either  Parent  or  the  Company  if  any  decree,   permanent
     injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable (so long as the party seeking termination is not in breach of Section 5.5 or Section 6.2 hereof);

         (d) by either Parent or the Company if the Merger shall not have been consummated before the "End Date", which shall be April 30, 2001; provided, however, that if on April 30, 2001, the condition to closing set forth in
     Section 8.3.6 shall not have been satisfied (or waived by Parent) but all other conditions to consummation of the Merger shall have been satisfied (or waived) or shall be capable of being satisfied, then either party shall have the right to extend the End Date to June 30, 2001. If the Second Supplemental Ruling Letter has not been received by June 30, 2001, but the Second Supplemental Ruling Request is still pending at that date, Parent shall have the right to extend the End Date until August 31, 2001 and shall have the right until August 31, 2001 to agree (by providing a written notice to the Company) that the condition set forth in Section 8.3.6 may be satisfied by delivery to RP of a Tax Opinion; provided, however, that, unless otherwise determined by Parent, efforts to obtain the Second Supplemental Ruling Letter shall continue as provided in Section 5.12 at least until August 31, 2001. If at any time prior to August 31, 2001 the IRS communicates to the Company or SAB that (i) for any reason, the IRS declines to rule on the Second Supplemental Ruling Request, or (ii) the IRS has finally determined that it would rule adversely, Parent shall be promptly notified of such communication and shall then have 30 days (measured from the date Parent reasonably confirms based on discussion with the IRS that the Company is unable to obtain either any ruling or a favorable ruling (such date, the "IRS Ruling Notification Date")), or such lesser number of days until August 31, 2001, to nonetheless agree (by providing a written notice to the Company) that the condition set forth in
     Section 8.3.6 may be satisfied by delivery to RP of a Tax Opinion. If Parent fails to so agree by the expiration of such 30 day period (or by August 31, 2001, if earlier), the Company shall have the right to terminate this Agreement pursuant to this paragraph (d), notwithstanding that the End Date has not occurred. Parent shall have the right to terminate this Agreement pursuant to this paragraph (d) at any time after the IRS Ruling Notification Date, notwithstanding that the End Date has not occurred. Notwithstanding the foregoing, a party shall not be permitted to extend the End Date or terminate this Agreement pursuant to this paragraph (d) if the failure of the Effective Time to occur by the End Date shall be due to the failure of such party to perform or observe in all material respects the covenants and agreements of such party set forth herein;

         (e) by either Parent or the Company if the transactions contemplated by this Agreement shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Shareholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

         (f)  prior  to  the  Company  Shareholders   Meeting,  by  the  Company
     concurrently with its acceptance of a Superior Proposal; or

         (g) by Parent, if the Board of Directors of the Company shall have withdrawn, or modified or changed, in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger and/or the Company Proposal.

     9.2. Effect of Termination. (a) In the event of the termination of this Agreement by either the Company or Parent pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of this Section 9.2, Section 10.1 and Section 10.7, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) The Company and Parent agree that the Company shall pay to Parent $10,000,000 (the "Termination Fee") solely as follows: (1) if all of the following occur (A) the Company or Parent shall terminate this Agreement pursuant to Section 9.1(d) or (e), (B) at any time after the date of this Agreement and prior to the Company Shareholders Meeting there shall have been publicly announced an Acquisition Proposal and (C) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to an Acquisition Proposal, (2) if the Company shall terminate this Agreement pursuant to Section 9.1(f), or (3) if Parent shall terminate this Agreement pursuant to Section 9.1(g).

     (c) The Termination Fee required to be paid pursuant to Section 9.2(b)(1) shall be paid to Parent not later than five business days after the Company enters into a definitive agreement with respect to an Acquisition Proposal. The Termination Fee to be paid to Parent pursuant to Section 9.2(b)(2) shall be paid to Parent concurrently with notice of termination of this Agreement by the Company. The Termination Fee to be paid to Parent pursuant to Section 9.2(b)(3) shall be paid to Parent no later than five business days after the Company's receipt of notice of termination of this Agreement by Parent. All payments under
Section 9.2(b) shall be made by wire transfer of immediately available funds to an account designated by Parent.

                                   ARTICLE X.
                                  MISCELLANEOUS

     10.1. Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv)
consented to in writing by Parent and the Company, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company and the Company Subsidiaries, Parent and the Parent Subsidiaries, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Parent or the Company, after consultation with the other party to the extent practicable, may file with the SEC any written communications relating to the Merger and the transactions contemplated hereby pursuant to Regulation 14A promulgated under the Securities Act. Parent and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, Parent and the Company shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     10.2. Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among the Company, Parent and Merger Sub, whether before or after approval of this Agreement and the Merger by the shareholders of the Company, except that following approval by the shareholders of the Company, there shall be no amendment or change to the provisions hereof with respect to the Merger Consideration without further approval by the shareholders of the Company, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

     10.3. Waiver of Compliance; Consents. Any failure of the Company on the one hand, or Parent or Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent on the one hand, or the Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3.

     10.4. Survival of Representations and Warranties. The respective representations and warranties of the Company and Parent contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

     10.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (i)   if to Agribrands, to:

                      Agribrands International, Inc.
                           9811 South Forty Dr.
                           St. Louis, Missouri 63124
                           Attention: Chairman of the Board, Chief Executive Officer and President
                           Telecopy:   (314) 812-0409
                      with a copy to:
                           Latham & Watkins
                           633 West 5th Street, Suite 4000
                           Los Angeles, CA 90071
                           Attention:   Gary Olson, Esq.
                           Telecopy:   (213) 891-8763
                      and with a copy to:
                           Bryan Cave LLP
                           211 North Broadway, Suite 3600
                           St. Louis, Missouri 63102-2750
                           Attention:   Don G. Lents, Esq.
                           Telecopy:   (314) 259-2020
                         and

                      (ii)   if to Parent or Merger Sub, to:
                           Cargill, Incorporated
                           P.O. Box 5624
                           Minneapolis, MN  55440
                           Attention: Linda L. Cutler, Esq.
                           Vice President, Assistant General Counsel and
                              Assistant Secretary
                      Telecopy:   (952) 742-6349
                      with a copy to:
                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Attention:   Gary P. Cooperstein, Esq.
                           Telecopy:   (212) 859-4000

     10.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

     10.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Merger.

     10.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Missouri, and the parties hereto consent to the jurisdiction of the courts of or in the State of Missouri in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

     10.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and
(iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

     10.11. Entire Agreement. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith including, but not limited to, the Company Disclosure Schedule and Parent Disclosure
Schedule, which schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions in this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches hereof or thereof and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     10.13. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided, however, that the parties hereto specifically acknowledge that the provisions of Section 6.4 above are intended to be for the benefit of, and shall enforceable by, the officers and directors of the Company and/or the Company Subsidiaries affected thereby and their heirs and representatives.

         IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                         CARGILL, INCORPORATED

                                         By:   /s/ Richard D. Frasch
                                              Name:  Richard D. Frasch
                                              Title: President, Animal Nutrition

                                         AGRIBRANDS INTERNATIONAL, INC.

                                         By:  /s/ William P. Stiritz
                                              Name:  William P. Stiritz
                                              Title: Chairman, Chief Executive
                                                     Officer and President

                                         ABACUS ACQUISITION CORP.

                                         By:  /s/ Richard D. Frasch
                                              Name:  Richard D. Frasch
                                              Title: President

                             INDEX OF DEFINED TERMS
                                                                            Page
Acquisition Proposal..........................................................18
affiliate.....................................................................28
Agreement......................................................................1
Articles of Merger.............................................................1
Benefit Plan...................................................................8
Certificates...................................................................2
Closing........................................................................1
Closing Date...................................................................1
Code...........................................................................9
Company........................................................................1
Company Common Stock...........................................................2
Company Disclosure Schedule....................................................4
Company Material Adverse Effect................................................4
Company Options................................................................3
Company Preferred Stock........................................................4
Company Proposal..............................................................15
Company Shareholders Meeting..................................................15
Company Subsidiaries...........................................................4
Consent........................................................................5
Dissenting Shares..............................................................2
Effective Time.................................................................1
Enforceability Exceptions......................................................5
ERISA..........................................................................8
Event..........................................................................7
Exchange Act...................................................................5
Exchange Fund..................................................................3
Final Order...................................................................22
Financial Statements...........................................................7
Foreign Plans.................................................................10
Governmental Authority.........................................................5
Indemnified Losses............................................................20
Indemnified Person............................................................20
Initial Period Acquisition Inquiry............................................17
Initial Period Inquirors......................................................17
Initial Solicitation Period...................................................16
Law............................................................................6
Letter of Transmittal..........................................................3
Litigation....................................................................7
Material Contract..............................................................8
Merger.........................................................................1
Merger Consideration...........................................................2
Merger Sub.....................................................................1
Missouri Code..................................................................1
Multi-Employer Plan............................................................9
NYSE...........................................................................6
Parent.........................................................................1
Parent Disclosure Schedule....................................................12
Parent Material Adverse Effect................................................12

Parent Subsidiaries........................................................3, 12
Paying Agent...................................................................3
Permits........................................................................8
person........................................................................28
Proxy Statement...............................................................21
Rights Agreement..............................................................12
RP............................................................................12
SAR............................................................................4
Securities Act.................................................................5
Securities Filings.............................................................6
subsidiary....................................................................28
Superior Proposal.............................................................18
Surviving Corporation..........................................................1
Takeover Statute..............................................................11
Tax...........................................................................11
Tax Return....................................................................11
Termination Fee...............................................................25
WPS Continuity Agreement Amendment............................................12

                                                                         Annex B



                                                 Wasserstein Perella & Co., Inc.
                                                 31 West 52nd Street
                                                 New York, New York 10019-6118
                                                 Telephone 212-969-2700
                                                 Fax 212-969-7836





                                December 1, 2000


Board of Directors
Agribrands International, Inc.
9811 South Forty Drive
St. Louis, Missouri 63124

Members of the Board:

         You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Agribrands International, Inc. (the "Company") of the Merger Consideration (as defined below) provided for pursuant to the terms of the Agreement and Plan of Merger, dated as of December 1, 2000 (the "Merger Agreement"), between Cargill, Incorporated ("Cargill"), Abacus Acquisition Corp. ("Merger Sub") and the Company. Pursuant to the Merger Agreement, the Merger Sub shall be merged with and into the Company which, as a result of the Merger, shall become a direct, wholly owned subsidiary of Cargill. Each share of common stock of the Company will be converted into the right to receive $54.50 in cash (the "Merger Consideration").

         In connection with rendering our opinion, we have reviewed drafts of the Merger Agreement and, for purposes hereof, we have assumed that the final form of the document will not differ in any material respect from the drafts provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and future prospects.

         We have reviewed and considered certain financial and stock market data relating to the Company and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the food and animal feed industries specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other

Board of Directors
December 1, 2000
Page 2


financial  studies,   analyses,  and  investigations  and  reviewed  such  other information as we considered appropriate for purposes of this opinion.

         In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We also have assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, and no such independent valuation or appraisal was provided to us. We also have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

         In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and of Cargill for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         We are acting as financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, we have performed various investment banking services for the Company from time to time in the past and have received customary fees for rendering such services. In addition, from time to time in the past we have performed various investment banking services for entities for which the Chairman of the Company serves as Chairman and have received customary fees for rendering such services.

         Our opinion addresses only the fairness from a financial point of view to the stockholders of the Company of the Merger Consideration provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.

Board of Directors
December 1, 2000
Page 3


         It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger, and except for inclusion in its entirety in any proxy statement required to be circulated to stockholders of the Company relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Merger, and should not be relied upon by any stockholder as such.

         Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Merger Consideration is fair to the stockholders of the Company from a financial point of view.


                                            Very truly yours,


                                            /s/ WASSERSTEIN PERELLA & CO., INC.


                                            WASSERSTEIN PERELLA & CO., INC.

                                                                 Annex C

                            Missouri Revised Statutes
                                 Section 351.455

Shareholder who objects to merger may demand value of shares, when.

     351.455. 1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

     2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

     3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

     4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                         Agribrands International, Inc.



P
R
O
X
Y
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
           DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                          APRIL 26, 2001 AT 10:00 A.M.
                AT THE OFFICES OF AGRIBRANDS INTERNATIONAL, INC.,
                   9811 SOUTH FORTY DRIVE, ST. LOUIS, MISSOURI



          The undersigned appoints William P. Stiritz and Michael J. Costello, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Agribrands International, Inc. to be held on April 26, 2001, and at any adjournments thereof, and to vote in accordance with the instructions on the reverse side all shares of Common Stock of the Company which the undersigned is entitled to vote.


               IMPORTANT -- PLEASE SIGN AND DATE ON BACK OF CARD.
             RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
                              NO POSTAGE NECESSARY.

--------------------------------------------------------------------------------
                          DETACH AND RETURN PROXY CARD

                                    IMPORTANT
                     PLEASE VOTE THE ABOVE PROXY CARD TODAY!
                         YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS.

       IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
           PLEASE CONTACT THE COMPANY'S INVESTOR RELATIONS DEPARTMENT
                     AT (314) 812-0504 PRIOR TO THE MEETING.

              IF YOUR ADDRESS HAS CHANGED, PLEASE BE SURE TO NOTIFY
                          INVESTOR RELATIONS PROMPTLY.

                          RETAIN ADMISSION TICKET BELOW
--------------------------------------------------------------------------------

                                ADMISSION TICKET

             PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

                         AGRIBRANDS INTERNATIONAL, INC.
                         SPECIAL MEETING OF SHAREHOLDERS



                             9811 SOUTH FORTY DRIVE
                               ST. LOUIS, MISSOURI
                            THURSDAY, APRIL 26, 2001
                                   10:00 A.M.



               SIGNATURE_________________________________________

The proxies are directed to vote as specified.

Please mark your votes as indicated in this example           [X]



     If you sign but do not give voting directions, the proxies will vote FOR approval and adoption of the Agreement and Plan of Merger, dated as of December 1, 2000, by and between Cargill, Incorporated, a Delaware corporation, Agribrands and Abacus Acquisition, Corp., a Missouri corporation and wholly-owned subsidiary of Cargill, whereby each share of Agribrands common stock issued and outstanding at the effective time of the merger (other than shares held by Agribrands shareholders who properly exercise their dissenters' rights under Missouri law) will be converted into the right to receive $54.50 per share in cash, without interest, and in their discretion on all other matters coming before the meeting and any adjournment thereof including, without limitation, potential adjournments or postponements for the purpose of soliciting additional proxies in order to approve the Agreement and Plan of Merger. A failure to return a proxy or an abstention will have the same effect as a vote against the merger.


     The Board of Directors recommends a vote FOR the merger.



1.  Approval of Merger
     with Cargill:                FOR     AGAINST   ABSTAIN



                                  [ ]      [ ]        [ ]

 2. Discretionary authority to    GRANT          DENY
    vote other matters properly    [ ]            [ ]
    brought before the meeting:


                           Check here if you plan to attend the special meeting.
                                        [ ]



     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                                    -------------------------------------

                                    -------------------------------------
                                        Signature(s) Title(s)  Date

------------------------------------------------------------------------------
                        DETACH AND RETURN PROXY CARD

               IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT
                   THIS MEETING, WHETHER OR NOT YOU ATTEND THE
                               MEETING IN PERSON.

                    TO MAKE SURE YOUR SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

                       IF YOU PLAN TO ATTEND THE MEETING,
                  PLEASE MARK THE BOX ON THE PROXY CARD ABOVE.

                             RETAIN ADMISSION TICKET
------------------------------------------------------------------------------



                                ADMISSION TICKET